                               AGREEMENT OF SALE


                                 BY AND AMONG

                KEYSTONE REAL ESTATE DEVELOPMENT COMPANY, INC.,

                        NOBEL EDUCATION DYNAMICS, INC.

                                      AND

                      BLUEGRASS REAL ESTATE COMPANY, INC.

                               TABLE OF CONTENTS

                                                                              Page
SECTION 1.  SALE AND PURCHASE OF PROPERTY.....................................   2
     1.1.   Definitions.......................................................   2
     1.2.   Sale of Property..................................................   3
     1.3.   Interest in Adjoining Streets.....................................   4
     1.4.   Excluded Assets...................................................   4
     1.5.   Excluded Liabilities..............................................   5
     1.6.   Liabilities to be Assumed by Buyer................................   6
     1.7.   Prepayment Penalties..............................................   7

SECTION 2.  PURCHASE PRICE AND PAYMENT........................................   8
     2.1.   Purchase Price....................................................   8
     2.2.   Delivery into Escrow..............................................   9

SECTION 3.  CLOSING...........................................................  11
     3.1.   KREDCO Closing....................................................  12
     3.2.   Closing Balance Sheet.............................................  12
     3.3.   Deliveries at KREDCO Closing......................................  13
     3.4.   Chadds Ford Closing...............................................  15

SECTION 4.  SURVEYS...........................................................  17
     4.1.   Surveys...........................................................  17
     4.2.   Survey Defect Notice..............................................  18
     4.3.   Removal...........................................................  18
     4.4.   Failure to Remove.................................................  18

SECTION 5.  SELLER'S CONDITIONAL COVENANTS....................................  18
     5.1.   Effect of Breach of Conditional Covenants.........................  18
     5.2.   Condition of Title................................................  18
     5.3.   Prohibited Acts of Seller re: Condition of
            Title.............................................................  18
     5.4.   Seller's Covenant re: Existing Mortgage(s) and
            Taxes.............................................................  19

SECTION 6.  SELLER'S NON-CONDITIONAL COVENANTS................................  19
     6.1.   Effect of Breach of Non-Conditional Covenants.....................  19
     6.2.   Title to Personalty...............................................  19
     6.3.   Quiet Enjoyment...................................................  20
     6.4.   Negative Covenants of Seller......................................  20
     6.5.   Chadds Ford Covenants.............................................  20
     6.6.   Exclusive Dealing.................................................  20
     6.7.   Public Announcements..............................................  20
     6.8.   Covenant Regarding Assignment of Construction
            Contract..........................................................  21

SECTION 7.  BUYER'S NON-CONDITIONAL COVENANTS.................................  21
     7.1.   Effect of Breach of Non-Conditional Covenants.....................  21
     7.2.   Negative Covenants of Buyer.......................................  21

                                                                              Page
                                                                              ----
     7.3.   Evaluation Material...............................................  21
     7.4.   Pre-Closing Releases..............................................  22

SECTION 8.  BUYER'S OPTIONS WITH RESPECT TO INCURABLE SURVEY
     DEFECTS, FAILURE OF TITLE AND BREACH OF CONDITIONAL
     COVENANTS................................................................  23

SECTION 9.  REPRESENTATION AND WARRANTY OF SELLER AS OF THE
     EFFECTIVE DATE AND AS OF EACH CLOSING DATE...............................  24

SECTION 10.  REPRESENTATIONS AND WARRANTIES OF SELLER AS OF
     THE EFFECTIVE DATE.......................................................  24
     10.1.  Organization; Authority...........................................  24
     10.2.  Absence of Conflicting Agreements.................................  25
     10.3.  Consents and Approvals............................................  25
     10.4.  Brokers...........................................................  25
     10.5.  Intentionally omitted.............................................  25
     10.6.  Compliance with Laws..............................................  25
     10.7.  Permits...........................................................  26
     10.8.  Encumbrances Created by this Agreement............................  26
     10.9.  Judgments and Litigation..........................................  26
     10.10. Financial Information.............................................  27
     10.11. Tax Matters.......................................................  27
     10.12. Absence of Certain Changes........................................  28
     10.13. Property..........................................................  29
     10.14. List of Project Contracts.........................................  30
     10.15. Project Contracts; Validity, Defaults,
            Notice/Consent....................................................  30
     10.16. Intentionally omitted.............................................  31
     10.17. Labor Matters.....................................................  31
     10.18. Intentionally omitted.............................................  31
     10.19. Intentionally omitted.............................................  31
     10.20. Non-Foreign Persons...............................................  31
     10.21. Environmental Protection..........................................  31
     10.22. Intentionally omitted.............................................  33
     10.23. Intentionally omitted.............................................  33
     10.24. Disclosure........................................................  33
     10.25. Condemnation Proceedings..........................................  33
     10.26. Insurance.........................................................  33
     10.27. All Work Completed................................................  33
     10.28. Independent Unit..................................................  34

SECTION 11.  EFFECT OF FAILURE OF SELLER'S REPRESENTATION
     AND WARRANTY TO BE TRUE AND CORRECT......................................  34

SECTION 12.  REPRESENTATION AND WARRANTY OF BUYER
     AND ASSIGNEE AS OF THE EFFECTIVE DATE AND AS OF EACH
     CLOSING DATE.............................................................  34

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                                                                              ----
SECTION 13.  REPRESENTATIONS AND WARRANTIES OF BUYER AND
     ASSIGNEE AS OF THE EFFECTIVE DATE........................................  35
     13.1.  Organization; Authority...........................................  35
     13.2.  Absence of Conflicting Agreements.................................  35
     13.3.  Consents..........................................................  35
     13.4.  Litigation........................................................  36
     13.5.  Brokers...........................................................  36
     13.6.  Financial Condition...............................................  36
     13.7.  Disclosure........................................................  37

SECTION 14.  EFFECT OF FAILURE OF BUYER'S OR ASSIGNEE'S
     REPRESENTATION AND WARRANTY TO BE TRUE AND CORRECT.......................  37

SECTION 15.  RISK OF LOSS.....................................................  37

SECTION 16.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS......................  37

SECTION 17.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.....................  38

SECTION 19.  ASSESSMENTS......................................................  39

SECTION 20.  DEFAULT; TERMINATION.............................................  39

SECTION 21.  ASSIGNMENT; NOMINEE..............................................  40

SECTION 22.  OBLIGATIONS OF PARTIES AFTER CLOSING.............................  40
     22.1.  Post-Closing Releases.............................................  40
     22.2.  Intentionally Omitted.............................................  40
     22.3.  Further Assurances................................................  41
     22.4.  Survival of Representations and Warranties........................  41
     22.5.  Indemnification...................................................  41
     22.6.  Right of Offset...................................................  43
     22.7.  KREDCO Closing Adjustments........................................  44

SECTION 23.  MISCELLANEOUS....................................................  44
     23.1.   Time of the Essence..............................................  44
     23.2.   Schedules and Exhibits...........................................  44
     23.3.   Effect and Construction of this Agreement........................  44
     23.4.   Cooperation......................................................  45
     23.5.   Notices..........................................................  45
     23.6.   Amendment, Waiver, Discharge, etc................................  45
     23.7.   Number of Days...................................................  45
     23.8.   Rights of Persons Not Parties....................................  45
     23.9.   Governing Law....................................................  45

                               AGREEMENT OF SALE



          THIS AGREEMENT OF SALE (this "Agreement"), dated as of March 10, 1995 (the "Effective Date"), by and among KEYSTONE REAL ESTATE DEVELOPMENT COMPANY, INC., a Pennsylvania corporation ("Seller"), NOBEL EDUCATION DYNAMICS, INC., a Delaware corporation ("Buyer") and BLUEGRASS REAL ESTATE COMPANY, INC., a Pennsylvania corporation ("Assignee"); and joined into solely for purposes of
Section 22.5 hereof by MEDICAL SERVICE ASSOCIATION OF PENNSYLVANIA, a Pennsylvania corporation doing business as Pennsylvania Blue Shield ("Blue Shield").

                                   BACKGROUND

     A. Carefree Learning Centers, Inc., a Pennsylvania corporation ("Carefree"), Keystone Ventures, Inc., a Pennsylvania corporation ("Keystone Ventures"), Blue Shield, a Pennsylvania corporation ("Blue Shield"), and Buyer have entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") of even date. Closing has now occurred under the Asset Purchase Agreement, and Carefree has sold to Buyer, and Buyer has purchased from Carefree, Carefree's child day-care business. Carefree's child day-care business is hereinafter referred to as the "Business." Seller and Carefree are each wholly-owned subsidiaries of Keystone Ventures, and Keystone Ventures is a wholly-owned subsidiary of Blue Shield. Assignee is a wholly-owned subsidiary of Buyer.

     B.   Seller holds title to, among other things:

          1. the land, buildings, improvements and appurtenances thereto located at four (4) of Carefree's existing child day-care centers (collectively, the "Existing Centers");

          2. the land, buildings, improvements and appurtenances thereto located at one (1) child day-care center currently under construction (the "Chadds Ford Center"); and

          3. a leasehold estate (the "Audubon Leasehold Estate") in and to that certain Ground Lease (the "Ground Lease") dated November 10, 1994, by and between Audubon Village Associates, as Landlord, and Seller, as Tenant.

     C.   Pursuant to Section 4.3.1(h) of the Asset Purchase Agreement, Seller,
                      ----------------
Buyer and Carefree have entered into a "Keystone Lease Amendment" (the "Keystone Lease Amendment") pursuant to which Carefree has assigned to Buyer all of Carefree's right, title and interest as tenant in the Existing

Centers. Buyer has taken occupancy of the Existing Centers pursuant to the Keystone Lease (as defined in Section 6.3) and the Keystone Lease Amendment for
                              -----------
the purpose of operating the Business therein.

     D. The parties hereto desire to provide for the sale by Seller, and the purchase by Buyer, of the "Property" (as defined in Section 1.2), after Buyer
                                                    -----------
obtains the "Surveys" referred to in Section 4.1. In order to evidence the
                                     -----------
parties' satisfaction with elements of this purchase and sale transaction other than the Surveys, Seller and Buyer have agreed to execute and deliver into escrow as many of the "Seller's Transaction Documents" referred to in Section 9
                                                                      ---------
and the "Buyer's Transaction Documents" referred to in Section 12 as can
                                                       ----------
practicably be executed and delivered at this time, with the expectation that "Closing" hereunder shall occur no later than sixty (60) days after the date of this Agreement.

     E. Pursuant to the terms hereof, the parties contemplate that Buyer shall remain bound to perform for the benefit of Seller all of the representations, warranties, covenants, agreements, indemnifications, terms and conditions to be performed hereunder by Buyer; PROVIDED, NEVERTHELESS, that title to the Property
                              --------  ------------
to be purchased hereunder shall be vested in the name of Assignee.

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

          SECTION 1.  SALE AND PURCHASE OF PROPERTY

          1.1. Definitions.  The following terms shall have the respective
               -----------
meanings ascribed to them below when capitalized, which meanings shall be applicable to singular or plural nouns and verbs of any tense:

               1.1.1. "Audubon Land:" the Land which is subject to the Audubon Leasehold Estate;

               1.1.2. "Balance Sheet:" Seller's audited balance sheet as at December 31, 1994, a copy of which is attached hereto as Schedule 1.1.2;
                                                            --------------

               1.1.3. "Building:" singly, the buildings, improvements and appurtenances thereto located at any Center; collectively, all of the buildings, improvements and appurtenances thereto located at the Centers;

               1.1.4. "Center:" singly, any of the Existing Centers or the Chadds Ford Center; collectively, all of the Existing Centers and the Chadds Ford Center;

               1.1.5. "Chadds Ford Closing:" the closing of the purchase and sale of the Chadds Ford Center;

               1.1.6. "Closings:" collectively, the KREDCO Closing and the Chadds Ford Closing;

               1.1.7. "Closing Date:" the KREDCO Closing Date or the Chadds Ford Closing Date, whichever is applicable;

               1.1.8. "KREDCO Closing:" the closing of the purchase and sale of the Property, other than the Chadds Ford Center;

               1.1.9. "Land:" singly, the land located at any Center, including trees, shrubbery and plants now attached or appurtenant thereto or located thereon; collectively, all of the land located at the Existing Centers and the Chadds Ford Center; and

               1.1.10. "Site:" any of the Centers or the Audubon Land; collectively, all of the Centers and the Audubon Land.

The Centers, the Land and the Audubon Land are more particularly described in
Schedule 1 attached hereto and made a part hereof.
----------

          1.2. Sale of Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller:

               1.2.1.       the Land;

               1.2.2.       the Buildings;

               1.2.3.       the Audubon Leasehold Estate; and

               1.2.4. all other tangible and intangible properties and assets owned or held by Seller, other than, in each case, the "Excluded Assets," as defined in Section 1.4. Such other tangible and intangible properties
              -----------
include, but are not limited to, all prepaid expenses shown on the Closing Balance Sheet (as hereinafter defined in Section 3.2) (except for prepaid
                                         -----------
insurance and deferred taxes), and to the extent assignable, all maintenance contracts, service contracts, equipment leases (including, if leased, telephone systems), vehicle leases, real property leases and other contracts of Seller that are described on Schedules 1.6.1.(d) and 1.6.2-2  attached hereto and made a part hereof.
   --------------------------------

The foregoing are referred to herein, collectively, as the "Property." If Buyer, from time to time, exercises its partial termination rights pursuant to Section
                                                                        -------
8.1 (Buyer's Partial Termination Right), the term "Property" shall automatically
---
be amended, as of the effective date of such termination, to exclude therefrom the Center(s) and/or the Audubon Leasehold Estate as to which Buyer exercises such termination rights.

          1.3. Interest in Adjoining Streets.  Title to the Property shall be
               -----------------------------
conveyed together with all rights, titles and interests, if any, of Seller in and to land lying in the bed of any streets, roads, avenues, alleys or passageways, opened or proposed, bounding or abutting the Land and/or the Audubon Land, and all rights, titles and interests of Seller in and to any awards made or to be made in lieu thereof and in and to any unpaid awards for damage to the Property by reason of change of grade of any street, and Seller will execute and deliver to Buyer, at the respective Closing, or thereafter, on demand, all proper instruments for the conveyance of such titles and the assignment and collection of any such awards, together with all rights, titles and interests, if any, of Seller in and to any easements, rights of way or passageways appurtenant to the Land and/or the Audubon Land being conveyed at such Closing.

          1.4. Excluded Assets.  Notwithstanding anything to the contrary in
               ---------------
Sections 1.2 or 1.3, the following rights, properties and assets of Seller shall
------------    ---
not be included in the Property (collectively, the "Excluded Assets"):

               1.4.1. the corporate seal, articles of incorporation, minute books, stock books and all records and documents of Seller not described on Schedule 1.4.1 attached hereto and made a part hereof (but Seller agrees to
   --------------
give Buyer reasonable access thereto for a period of seven (7) years following the KREDCO Closing Date for proper business purposes during normal business hours and to permit Buyer to make copies thereof at Buyer's expense, and Buyer agrees to give Seller reasonable access to all records and documents described on Schedule 1.4.1 for a period of seven (7) years following the KREDCO Closing
   --------------
Date for proper business purposes during normal business hours and to permit Seller to make copies thereof at Seller's expense);

               1.4.2. the Purchase Price and all rights which accrue or will accrue to Seller under this Agreement and the Seller's Transaction Documents (as hereinafter defined in Section 9);
                                     ---------

               1.4.3. all insurance policies of Seller and all rights/claims of Seller thereunder;

               1.4.4. all tax refunds and related interest and all deferred taxes;

               1.4.5. all prepaid insurance and surety bonds, (with cash in an amount equal to all prepaid premiums for insurance for periods following the KREDCO Closing Date to be paid by Seller to Buyer in accordance with the provisions of Section 2.2.7 hereof;
              -------------

               1.4.6. any day-care facility license or other governmental license of Seller which is not transferrable pursuant to any applicable law, statute, rule or regulation;

               1.4.7. all supplies and inventories which have been sold, consumed or disposed of in the ordinary course of business subsequent to the date of this Agreement and prior to the KREDCO Closing Date;

               1.4.8. Seller's cash management system and cash to be retained by Seller sufficient to pay employee bonuses reflected on the Closing Balance Sheet; and

               1.4.9. assets reflected on the Closing Balance Sheet as "Other assets" (which principally consist of commitment fees for mortgages) and "Deferred rent";

               1.4.10. if Buyer exercises its partial termination rights pursuant to Section 8.1 (Buyer's Partial Termination Right), the Center(s)
            -----------
and/or the Audubon Leasehold Estate as to which Buyer timely exercises such partial termination rights; or

               1.4.11. the Tri-Party Escrow Agreement among Seller, the Township of Birmingham and Main Line Federal Savings Bank, the Development Agreement among Seller and the Township of Birmingham, each relating to the Chadds Ford Site, and the Standard Form of Agreement between Seller and F. Daniel Cathers and Associates.

          1.5. Excluded Liabilities.  Except as otherwise provided
               --------------------
specifically in this Section 1, Buyer shall not assume, or in any way be liable
                     ----------
or responsible for:

               1.5.1. any other liabilities, obligations or debts of Seller of any type or nature including, without limitation, tort claims asserted against Seller arising out of actions or omissions occurring in periods prior to the KREDCO Closing Date; claims against Seller arising out of the "Cash overdraft" line item set forth on the Closing Balance Sheet; tax liabilities for periods prior to the KREDCO Closing Date (including, but not limited to, the "Deferred income taxes" line item set forth on the Closing Balance Sheet); liabilities relating to claims for damages based upon the breach by Seller of, or strict liability arising under, any environmental or occupational health and safety laws or regulations prior to the KREDCO Closing Date; liabilities or obligations relating to the violation by Seller of any Federal or state laws prior to the KREDCO Closing Date; liabilities incurred for the costs and expenses of negotiating and consummating the transactions contemplated by this Agreement or the Asset Purchase Agreement; or liabilities incurred prior to the KREDCO Closing Date in connection with any employee benefit plan of Seller or for unpaid wages, bonuses or payroll taxes; or

               1.5.2. any liabilities, obligations or debts of Seller of any type or nature whatsoever in respect of any Site as to which Buyer timely exercises Buyer's partial termination rights pursuant to Section 8.1 (Buyer's
                                                         -----------
Partial Termination Right).

          1.6. Liabilities to be Assumed by Buyer.  Subject to the terms
               ----------------------------------
and conditions of this Agreement (including, but not limited to, Buyer's partial termination rights pursuant to Section 8.1 (Buyer's Partial Termination Right)):
                               -----------

               1.6.1.    at the KREDCO Closing, Buyer shall assume, pursuant
to an assignment and assumption agreement in the form of Schedule 1.6.1 attached
                                                         --------------
hereto and made a part hereof (the "KREDCO Omnibus Assignment"), and thereafter in due course pay and fully satisfy the following liabilities, responsibilities and obligations of Seller in existence on the KREDCO Closing Date (the "KREDCO Assumed Liabilities"):

                      (a) all accounts payable of Seller in the amount shown on the Closing Balance Sheet as defined in and prepared pursuant to Section 3.2;
                                                                 -----------
                      (b) amounts due from Seller to affiliates (exclusive of the Blue Shield Obligation, as defined in Section 2.1.2, and the Chadds Ford
                                          -------------
Obligation, as defined in Section 2.1.3), as shown on the Closing Balance Sheet;
                          -------------

                      (c) all liability of Seller for accrued expenses shown on the Closing Balance Sheet other than accrued liability for corporate stock tax, income taxes and employee bonuses; and

                      (d) all liabilities and obligations of Seller accruing from and after the KREDCO Closing Date under the

Ground Lease and under each contract listed on Schedule 1.6.1.(d) attached
                                               ------------------
hereto and made a part hereof (the Ground Lease and such contracts, collectively, the "KREDCO Project Contracts") with respect to (and only with respect to) performance which becomes due thereunder subsequent to the KREDCO Closing Date. Liabilities and obligations under such Project Contracts which have accrued, or the performance of which is due, on or prior to the KREDCO Closing Date shall be the sole responsibility of Seller. Seller shall retain (and shall indemnify Buyer pursuant to Section 22.5 for any liability, loss,
                                       ------------
cost or expense in respect of) all obligations and liabilities under KREDCO Project Contracts in respect of services or value received, or in respect of claims arising, on or prior to the KREDCO Closing.

               1.6.2. at the Chadds Ford Closing, Buyer shall assume, pursuant to an assignment and assumption agreement in the form of Schedule
                                                                  --------
1.6.2-1 attached hereto and made a part hereof (the "Chadds Ford Assignment"),
-------
and thereafter in due course pay and fully satisfy all liabilities and obligations of Seller (the "Chadds Ford Assumed Liabilities") accruing from and after the Chadds Ford Closing Date under each contract listed on Schedule 1.6.2-
                                                                 --------------
2 attached hereto and made a part hereof (such contracts, collectively, the
-
"Chadds Ford Project Contracts") with respect to (and only with respect to) performance which becomes due thereunder subsequent to the Chadds Ford Closing Date. Liabilities and obligations under such Chadds Ford Project Contracts which have accrued, or the performance of which is due, on or prior to the Chadds Ford Closing Date shall be the sole responsibility of Seller. Seller shall retain (and shall indemnify Buyer pursuant to Section 22.5 for any
                                                    ------------
liability, loss, cost or expense in respect of) all obligations and liabilities under Chadds Ford Project Contracts in respect of services or value received, or in respect of claims arising, on or prior to the Chadds Ford Closing.

The KREDCO Project Contracts and the Chadds Ford Project Contracts are sometimes hereinafter referred to, collectively, as the "Project Contracts." The KREDCO Assumed Liabilities and the Chadds Ford Assumed Liabilities are sometimes hereinafter referred to, collectively, as the "Assumed Liabilities."

          1.7. Prepayment Penalties.  Nothing contained herein shall be
               --------------------
construed as an assumption by Buyer of any costs, fees or expenses (including, without limitation, any prepayment premiums or penalties) incurred in connection with the satisfaction, upon execution and delivery of this Agreement, at the KREDCO Closing, the Chadds Ford Closing or otherwise, of any of Seller's debt obligations, all of which costs, fees and expenses shall be and remain the sole responsibility of Seller and shall not be an Assumed Liability.

               SECTION 2.  PURCHASE PRICE AND PAYMENT

               2.1. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be the sum of the following amounts:

                   2.1.1.   ONE MILLION FIVE HUNDRED THOUSAND DOLLARS

($1,500,000) in cash (the "Cash Payment") (of which FIVE HUNDRED THOUSAND
-----------
DOLLARS ($500,000) shall be payable as a "Deposit" pursuant to Section 2.2.2, a
          -------                                              -------------
the ONE MILLION DOLLAR ($1,000,000) balance of which shall be payable at the
                         ----------
KREDCO Closing pursuant to Section 3.3.5; plus
                           -------------  ----

                   2.1.2. Buyer's subordinated note (the "Working Capital Note") payable to Blue Shield or its assigns in complete satisfaction and payment of Seller's obligations to Blue Shield under Seller's line of credit with Blue Shield for funds advanced thereunder, in the ordinary course of business consistent with past practice (the "Blue Shield Obligation"), for purposes other than (a) acquisition, development and construction of the Chadds Ford Center, or (b) the payment of any sums or amounts payable by Seller under this Agreement (except as specifically set forth in Section 2.2.7). The Working
                                                    -------------
Capital Note (c) shall be in an aggregate principal amount equal to the principal amount of borrowings outstanding on the KREDCO Closing Date which have been used for such purposes, and (d) shall be dated the KREDCO Closing Date, and shall bear interest, mature and otherwise be in the form of Schedule 2.1.2
                                                            --------------
attached hereto and made a part hereof; plus
                                        ----

                   2.1.3. Buyer's subordinated note (the "Chadds Ford Note") payable to Blue Shield or its assigns in an amount not to exceed the difference between $1,411,000 and the principal amount of the Chadds Ford Debt (as hereinafter defined in Section 2.1.5), in complete satisfaction and payment of
                       -------------
Seller's obligations to Blue Shield under Seller's line of credit with Blue Shield for all funds advanced thereunder for acquisition, development and construction of the Chadds Ford Center (the "Chadds Ford Obligation"), which Chadds Ford Note shall be dated as of the Chadds Ford Closing Date (as hereinafter defined in Section 3.4) and shall bear interest, mature and
                       -----------
otherwise be in the form of Schedule 2.1.3 attached hereto and made a part
                            --------------
hereof; plus
        ----

                   2.1.4. an amount in cash equal to up to TWO MILLION SIX HUNDRED FORTY-SEVEN THOUSAND SEVEN HUNDRED FOURTEEN DOLLARS ($2,647,714), plus
                                                              ---------
all accrued interest thereon as shown on the Closing Balance Sheet, on account of the satisfaction of all of Seller's long-term debt obligations as shown on the Closing Balance Sheet and as are more particularly described on

Schedule 2.1.4 attached hereto and made a part hereof (the "Long-Term Debt");
--------------
plus
----

                   2.1.5. an amount in cash equal to the difference between $1,411,000 less the principal amount of the Chadds Ford Obligation, payable on the Chadds Ford Closing Date, on account of the satisfaction of all of Seller's debt obligations to Main Line Federal Savings Bank under a certain mortgage loan made to Seller on October 14, 1994, in connection with the construction of the Chadds Ford Center, as shown on the Closing Balance Sheet (the "Chadds Ford Debt").

            2.2.   Delivery into Escrow.  Contemporaneously herewith:
                   --------------------

                   2.2.1. Buyer, Seller, Assignee and Congress Abstract Corporation ("Escrow Holder") are executing an escrow agreement, in the form of

Schedule 2.2.1 attached hereto and made a part hereof (the "Escrow Agreement").
--------------
Escrow Holder is holding in escrow, in accordance with the terms and conditions of this Agreement and the Escrow Agreement, among other things:

                       (a) title commitments relating to the Existing Centers and the Chadds Ford Center pursuant to which Escrow Holder irrevocably commits, as agent for First American Title Insurance Company, to issue Owner's title policies for Buyer (and Lender's title policies for Buyer's lender(s), if applicable) (collectively, the "Title Commitments"), subject only to the receipt at the applicable Closing of title affidavits in the forms attached thereto (the "KREDCO Affidavits"); and

                       (b) settlement sheets relating to the Existing Centers and the Chadds Ford Center (collectively, the "Settlement Sheets").

                  2.2.2. Buyer is delivering, or causing to be delivered, to Escrow Holder the following amounts and documents, all of which shall be held in escrow by Escrow Holder in accordance with the terms and conditions of this Agreement and the Escrow Agreement:

                       (a) By wire transfer or by certified or cashiers' check, the sum of Five Hundred Thousand Dollars ($500,000) (the "Deposit");

                       (b) An executed KREDCO Omnibus Assignment, pursuant to which Seller shall assign to Buyer, and Buyer shall assume, all of the KREDCO Assumed Liabilities;

                       (c) An executed original of the Working Capital Note (subject to determination of original principal amount at the KREDCO Closing in accordance with the provisions of Section
                                                                  -------
2.1.2);
-----

                       (d) An executed original of the Chadds Ford Note (subject to determination of the original principal amount at the Chadds Ford Closing in accordance with the provisions of Section 2.1.3);
                                             -------------

                       (e) The form of opinion of Drinker Biddle & Reath, counsel to Buyer, to be dated as of the KREDCO Closing Date and the Chadds Ford Closing Date, respectively, each in the form of Schedule 2.2.2.(e) attached
                                                ---------------
hereto and made a part hereof;

                       (f) An executed Chadds Ford Assignment, pursuant to which Seller shall assign to Buyer, and Buyer shall assume, all of the Chadds Ford Assumed Liabilities; and

                       (g) Incumbency certificates relating to the officers of Buyer and Assignee, together with certified copies of unanimous executed consents duly and properly adopting resolutions of Buyer's and Assignee's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Escrow Agreement and Buyer's Transaction Documents (as hereinafter defined in Section 1.2) and the transactions contemplated hereby and
                       -----------
thereby, including, without limitation, the execution of the Working Capital Note and the Chadds Ford Note, and good standing or subsistence certificates for Buyer and Assignee, as applicable.

               2.2.3. Seller is delivering, or causing to be delivered, to Escrow Holder, the following documents, all of which shall be held in escrow by Escrow Holder in accordance with the terms and conditions of this Agreement and the Escrow Agreement:

                       (a) Forms of special warranty deeds conveying to Assignee title to the Land and each of the Buildings at the respective Existing Centers, each in the form of Schedule 2.2.3(a) attached hereto and made a part
                             -----------------
hereof (collectively, the "Existing Center Deeds");

                       (b) An original executed Assignment and Assumption of Lease with respect to the Audubon Leasehold Estate, in the form of Schedule 2.2.
                                                                   -------------
3(b) attached hereto and made a part hereof (collectively, the "Audubon
----
Conveyance Documents"), duly executed and acknowledged by Seller, Buyer and all other necessary parties in proper recordable form, a consent and release pursuant to which, among other things, the lessor under the Audubon Leasehold Estate releases Seller from the obligations with respect to the Audubon Leasehold Estate;

                       (c)  An executed bill of sale, in the form of Schedule
                                                                     --------
2.2.3.(c) attached hereto and made a part hereof (the "Existing Center Bill of
---------
Sale") transferring to Assignee title to all the personalty relating to the Existing Centers and the Audubon Leasehold Estate (the "Personalty"), to have attached thereto a schedule identifying such Personalty, subject only to such existing security interests (the "Existing Security Interests") in the Personalty as shall be satisfied or removed by filing of termination statements as of the applicable Closing;

                       (d)  An affidavit in the form of Schedule 2.2.3.(d)
                                                        ------------------
attached hereto and made a part hereof, confirming that Seller is not a nonresident alien for purposes of United States income tax ("Seller's Affidavit");

                       (e) A form of special warranty deed conveying title to the Chadds Ford Center, in the form of Schedule 2.2.3.(e) attached hereto and
                                       ------------------
made a part hereof (the "Chadds Ford Deed"), duly executed and acknowledged by Seller in proper recordable form;

                       (f)  An executed bill of sale, in the form of Schedule
                                                                     --------
2.2.3.(f) attached hereto and made a part hereof (the "Chadds Ford Bill of
---------
Sale"), transferring to Assignee title to all the personalty relating to the Chadds Ford Center, to have attached thereto a schedule identifying such personalty;

                       (g)  A fully executed KREDCO Omnibus Assignment;

                       (h) The form of opinion of George A. Welsh, Esq., Vice President of Legal Services, counsel to Blue Shield, to be dated the KREDCO Closing Date and the Chadds Ford Closing Date, respectively, each in the form of
Schedule 2.2.3(l) attached hereto and made a part hereof;
-----------------

                       (i)  A fully executed Chadds Ford Assignment;

                       (j) An incumbency certificate relating to the officers of Seller, together with certified copies of unanimous executed consents adopting resolutions of Seller's Board of Directors and of its shareholders, duly and properly adopted, authorizing the execution of this Agreement, the sale of the Property and all other actions incumbent upon Seller, as provided in this Agreement; and

                       (k) A certificate of subsistence issued by the Secretary of the Commonwealth of Pennsylvania relating to Seller, and dated as of a recent date.

            SECTION 3.  CLOSING

          3.1.  KREDCO Closing.  Unless otherwise agreed to in writing by Seller
                --------------
and Buyer, the KREDCO Closing pursuant to this Agreement shall take place on a date (the "KREDCO Closing Date") which, unless otherwise agreed, is the sixtieth
(60th) day after the Effective Date; PROVIDED, HOWEVER, that if destruction or
                                     --------  -------
condemnation as contemplated in Section 15 (Risk of Loss) occurs with respect to
                                ----------
any Existing Center, then the KREDCO Closing with respect only to such Existing Center shall be adjourned for such reasonable time as may be necessary to ascertain and receive any applicable insurance proceeds or condemnation awards (with Buyer agreeing to use all reasonable efforts to promptly obtain such proceeds or awards). Closing shall be held at the offices of Drinker Biddle & Reath, Suite 300, 1000 Westlakes Drive, Berwyn, Pennsylvania 19312, and shall commence at 10:00 a.m., local time. It is understood and agreed that Buyer's inability timely to obtain the Surveys shall not give rise to any right to delay the KREDCO Closing.

          3.2.  Closing Balance Sheet.  Within thirty (30) days after the
                ---------------------
KREDCO Closing, Buyer and Seller shall jointly prepare a balance sheet of Seller as of the KREDCO Closing Date (the "Closing Balance Sheet") showing in accordance with generally accepted accounting principles, consistently applied ("GAAP"), Seller's assets and liabilities as of the KREDCO Closing Date, and containing the same line items as appear on the Balance Sheet. The Closing Balance Sheet shall be prepared using the same GAAP as Seller used in preparing the Balance Sheet. If the parties are unable to agree on the Closing Balance Sheet within such thirty (30) day period, any disputed items shall be submitted by Buyer or Seller for resolution by Coopers & Lybrand, or, if unavailable or if such firm shall deny such appointment, to another "big six" accounting firm reasonably acceptable to Buyer and Seller (the "Arbitrator"). Buyer and Seller covenant and agree to cooperate with the Arbitrator, and to provide to the Arbitrator such information as the Arbitrator may reasonably request in analyzing the disputed items. The Arbitrator shall review and determine the disputed items in accordance with GAAP, consistently applied, which determination shall be final and binding upon the parties. The fees and expenses of the Arbitrator shall be shared equally by Buyer and Seller.

          3.3.  Deliveries at KREDCO Closing.  At the KREDCO Closing, Buyer,
                ----------------------------
Seller and Escrow Holder shall take the following actions:

               3.3.1. Seller shall deliver, or cause to be delivered, to Escrow Holder:

                       (a) The KREDCO Affidavits, duly executed and acknowledged by Seller; and

                       (b) The Existing Center Deeds, duly executed and acknowledged by Seller, in proper recordable form.

               3.3.2. Escrow Holder shall deliver, or shall cause to be delivered, to Buyer:

                       (a) The Title Commitments for the Existing Centers and the Owner's and Lender's title policies issued pursuant thereto;

                       (b)  The Audubon Conveyance Documents;

                       (c)  The Existing Center Bill of Sale;

                       (d)  Seller's Affidavit; and

                       (e)  The KREDCO Omnibus Assignment.

               3.3.3. Seller shall deliver, or shall cause to be delivered, to Buyer:

                       (a) An opinion of Seller's Counsel, dated the KREDCO Closing Date, in the form delivered to Escrow Holder pursuant to Section
                                                                 -------
2.2.3.(l);
---------
                       (b) To the extent available and in Seller's possession, originals of all certificates of occupancy, licenses, permits, authorizations, consents and approvals required by law and issued by any governmental or quasi-governmental authority having jurisdiction over any of the Property which are not Excluded Assets (collectively, the "Licenses"), other than Licenses which relate to the Chadds Ford Center;

                       (c) To the extent available and in Seller's possession, a complete set of as-built architectural and engineering drawings, utility layout plans, surveys, land development, master and subdivision plans, topographical plans and the like used in the development, subdivision and/or construction of any of the Property (collectively, the "Plans"), other than those which relate to the Chadds Ford Center;

                       (d)  The originals of all KREDCO Project Contracts;

                       (e) The original or a copy of each bill for current real estate and ad valorem taxes, sewer charges and assessments, water charges and other utilities (collectively, the "Bills"), together with proof of payment thereof (to the extent the same have been paid), other than those which relate to the Chadds Ford Center;

                       (f)  The closing certificates of Seller called for by
Section 16.1 as to a certain representation and warranty of Seller, and by
------------
Section 16.2.2 as to the performance of certain covenants of Seller;
--------------
                       (g)  Closing statements containing Seller's
acknowledgement of its receipt of the Deposit, the "Cash Balance" (as hereinafter defined), the Working Capital Note and the satisfaction of the Long-Term Debt; and

                       (h) Such other instruments of transfer as shall be reasonably necessary to vest in Buyer good and marketable title to the Property, other than the Chadds Ford Center, or to otherwise carry out the provisions of this Agreement.

                  3.3.4. Escrow Holder shall deliver, or shall cause to be delivered, to Seller:

                       (a)  The Deposit;

                       (b)  The KREDCO Omnibus Assignment; and

                       (c)  The Working Capital Note.

                  3.3.5. Buyer shall deliver, or shall cause to be delivered, to Seller:

                       (a) By wire transfer or by certified or cashiers' check, the amount of cash sufficient to satisfy the Long-Term Debt, except that (i) if destruction or condemnation as contemplated in Section 15 (Risk of Loss) occurs
                                               ----------
with respect to a Site, and (ii) Seller or the holder(s) of any Long-Term Debt shall retain and/or apply the insurance proceeds or condemnation awards payable on account of such destruction or condemnation for any purposes other than the restoration of the applicable Site, then the amount of such cash shall be reduced by an amount equal to the insurance proceeds or condemnation awards so retained or applied by Seller or by such holder(s);

                       (b) By wire transfer or by certified or cashiers' check, the remaining One Million Dollar ($1,000,000) balance of the Cash Payment (the "Cash Balance"), except that (i) if destruction or condemnation as contemplated in Section 15 (Risk of Loss) occurs with respect to a Site, and (ii) Seller or
   ----------
the holder(s) of any Long-Term Debt shall retain and/or apply the insurance proceeds or condemnation awards payable on account of such destruction or condemnation for any purposes other than the restoration of the applicable Site, then the amount of such cash shall be reduced by an amount equal to the insurance proceeds or condemnation awards so retained or applied by Seller or by such holder(s) not otherwise used to reduce the cash payable pursuant to Section
                                                                         -------
3.3.5.(a) above;
---------

                       (c)  the closing certificate of Buyer called for by
Section 17.1 as to a certain representation and warranty of Buyer;
------------
                       (d)  The KREDCO Omnibus Assignment; and

                       (e) An opinion of Buyer's counsel, dated the KREDCO Closing Date, in the form delivered to Escrow Holder pursuant to Section
                                                                 -------
2.2.2.(e).
---------

                 3.3.6. Buyer, Seller and Escrow Holder shall execute and deliver to each other the Settlement Sheets for the Existing Centers.

          3.4.   Chadds Ford Closing.  Upon Seller's receipt of (a) a
                 -------------------
certificate of substantial completion for the Chadds Ford Center, certifying that the Chadds Ford Center has been substantially completed in accordance with the plans and specifications, and (b) Birmingham Township's issuance of a temporary certificate of occupancy with respect to the Chadds Ford Center subject to completion of punch list items, if available; otherwise, the issuance of a permanent certificate of occupancy with respect to Chadds Ford Center, Seller shall give Buyer notice of such receipt, together with true and correct copies of such certificate of substantial completion and the applicable certificate of occupancy. In Seller's notice, Seller shall specify a date and time for the Closing of the purchase and sale of the Chadds Ford Center (the "Chadds Ford Closing") pursuant to this Agreement, which such date shall be no more than 20 and no less than 10 days after the date of Seller's notice, in the offices of Drinker Biddle & Reath, Suite 300, 1000 Westlakes Drive, Berwyn, Pennsylvania 19312, commencing at 10:00 a.m., local time, or at such other date, time and/or place as may be agreed to by Buyer and Seller (the "Chadds Ford Closing Date").

          3.5.   Deliveries at Chadds Ford Closing.  At the Chadds Ford Closing,
                 ---------------------------------
Buyer, Seller and Escrow Holder shall take the following actions:

                 3.5.1. Seller shall deliver, or cause to be delivered to Escrow Holder:

                       (a) The KREDCO Affidavits for the Chadds Ford Center, duly executed and acknowledged by Seller; and

                       (b) The Chadds Ford Deed, duly executed and acknowledged by Seller, in proper recordable form.

                 3.5.2. Escrow Holder shall deliver, or shall cause to be delivered, to Buyer:

                       (a) The Title Commitment for the Chadds Ford Center and the Owner's and Lender's title policy issued pursuant thereto;

                       (b)  The Chadds Ford Bill of Sale; and

                       (c)  The Chadds Ford Assignment.

                 3.5.3. Seller shall deliver, or shall cause to be delivered, to Buyer:

                       (a)  The Licenses which relate to the Chadds Ford Center;

                       (b)  The Plans which relate to the Chadds Ford Center;

                       (c)  The Chadds Ford Project Contracts;

                       (d) The Bills which relate to the Chadds Ford Center, together with proof of payment thereof (to the extent the same has been paid);

                       (e)  The closing certificates of Seller called for by
Section 16.1 as to a certain representation and warranty of Seller, and by
------------
Section 16.2.2 as to the performance of certain covenants of Seller, as the same
--------------
may relate to the Chadds Ford Closing;

                       (f)  Closing statements containing Seller's
acknowledgement of its receipt of the Chadds Ford Note and the satisfaction of the Chadds Ford Debt;

                       (g) An opinion of Seller's counsel, dated the Chadds Ford Closing Date, in the form delivered to Escrow Holder pursuant to Section
                                                                      -------
2.2.3.(l); and
---------
                       (h) Such other instruments of transfer as shall be reasonably necessary or appropriate to vest in Buyer good and marketable title to the Chadds Ford Center, or to otherwise carry out the provisions of this Agreement.

                 3.5.4. Escrow Holder shall deliver, or shall cause to be delivered, to Seller the Chadds Ford Note and the Chadds Ford Assignment.

                 3.5.5. Buyer shall deliver, or shall cause to be delivered, to Seller:

                       (a) By wire transfer or by certified or cashier's check, the amount of cash sufficient to satisfy the Chadds Ford Debt;

                       (b)  the closing certificate of Buyer called for by
Section 17.1 as to a certain representation and warranty of Buyer, as the same
------------
may relate to the Chadds ford Closing; and

                       (c) An opinion of Buyer's counsel, dated the Chadds Ford Closing Date, in the form delivered to Escrow Holder pursuant to Section
                                                                 -------
2.2.2.(e).
---------

                 3.5.6. Buyer, Seller and Escrow Holder shall execute and deliver to each other the Settlement Sheets for the Chadds Ford Center.

          SECTION 4.  SURVEYS

          4.1. Surveys.  Buyer shall, at its sole cost and expense, use
               -------
all reasonable efforts to obtain, on an expedited basis, updated surveys for each Existing Center (collectively, the "Surveys"; each, a "Survey"). For each Existing Center, the Survey shall: (a) provide a legal description of the applicable Land; and (b) disclose no material slivers, strips, gores, description voids or lapses, defects regarding contiguity or access to a public right-of-way, easements, encroachments or violations or exceptions to title or other title matters which would have a material adverse effect on value or use and occupancy of the Site for a child care facility (collectively, "Survey Defects;" each, a "Survey Defect"). For purposes of this Section 4.1, slivers,
                                                         -----------
strips, gores, description voids or lapses, defects regarding contiguity or access to a public right-of-way, easements, encroachments or violations or exceptions to title or other title matters set forth on the Title Commitments shall not constitute Survey Defects unless the location of such title matters, as shown on the applicable Survey, would have a material adverse effect on value or use and occupancy of the Site for a child care facility.

          4.2. Survey Defect Notice.  Upon receipt of the Survey with
               --------------------
respect to any Site, Buyer shall deliver to Seller a copy of such Survey.
Within five (5) business days after receipt of such Survey, Buyer shall give Seller written notice (a "Survey Defect Notice") of any Survey Defects. If Buyer fails to give Seller a Survey Defect Notice within fifteen (15) business days after receipt of the Survey for any Site, such Survey Defects with respect to such Site existing shall be deemed to have been accepted and waived by Buyer.

          4.3. Removal.  Seller shall have fifteen (15) business days
               -------
from the date of any applicable Survey Defect Notice (a) to have the Survey Defects for the applicable Site removed from the title commitment or insured over and provide evidence thereof to Buyer, or (b) to provide to Buyer other adequate arrangements for such Survey Defects reasonably acceptable to Buyer.

          4.4. Failure to Remove.  If Seller fails to have such Survey
               -----------------
Defects for the applicable Site (a) removed or insured over, or (b) provided for in accordance with Section 4.3, the terms of Section 8.1 (Buyer's Partial
                   -----------               -----------
Termination Right) shall be applicable.

     SECTION 5.        SELLER'S CONDITIONAL COVENANTS

          5.1. Effect of Breach of Conditional Covenants.   Seller's
               -----------------------------------------
covenants set forth in this Section 5 are subject to the certification
                            ----------
requirement at Closing set forth in Section 16.2.2, and the performance by
                                            ------
Seller of each of the following covenants with respect to a Site therefore constitutes a condition to Buyer's obligation to purchase each applicable Site. If title to any Site cannot be conveyed to Buyer at the applicable Closing in accordance with the requirements of Section 5.2 as to a Site, or if Seller
                                    -----------
breaches its covenants under Section 5.3 or 5.4 of this Agreement as to a Site,
                             -----------    ---
then the terms of Section 8.1 (Buyer's Termination Right) shall be applicable to
                  -----------
such Site.

          5.2. Condition of Title.  Seller shall convey to Assignee fee
               ------------------
simple title to the Existing Centers and the Chadds Ford Center, all in accordance with the Title Commitments.

          5.3. Prohibited Acts of Seller re: Condition of Title.  From
               ------------------------------------------------
the Effective Date until the KREDCO Closing Date (with respect to the Property other than the Chadds Ford Center) or the Chadds Ford Closing Date (with respect to the Chadds Ford Center) or earlier termination of this Agreement, Seller will not, without first obtaining Buyer's prior written consent in each instance:

               5.3.1.       mortgage or encumber any Site;

               5.3.2. execute any easements, covenants, conditions, restrictions, rights-of-way or leases with respect to any Site;

               5.3.3. enter into any recorded or unrecorded contracts or leases (other than this Agreement and the Keystone Lease Amendment) with respect to any Site;

               5.3.4. seek any zoning changes or other governmental approvals with respect to any Site; or

               5.3.5. do, or permit or suffer to be done, anything which would materially adversely affect the condition of title to the Site from and after the Effective Date through the completion of the KREDCO Closing (with respect to Sites other than the Chadds Ford Center) or the Chadds Ford Closing (with respect to the Chadds Ford Center).

          5.4. Seller's Covenant re: Existing Mortgage(s) and Taxes.
               ----------------------------------------------------
Except as disclosed on Schedule 10.2 attached hereto and made a part hereof,
                       -------------
during the term of this Agreement, Seller will keep any existing mortgage(s) against each Site current and not in default and will pay in a timely fashion all taxes and other public charges against each Site so as to avoid a forfeiture of Buyer's rights under this Agreement as to such Site.

     SECTION 6.       SELLER'S NON-CONDITIONAL COVENANTS

          6.1. Effect of Breach of Non-Conditional Covenants.   Seller's
               ---------------------------------------------
covenants (including negative covenants) set forth in this Section 6 are NOT
                                                           ----------     ---
subject to the certification requirement at Closing set forth in Section 16.2.2,
                                                                 --------------
and the failure by Seller to perform any of the following covenants (or Seller's breach of any negative covenants) therefore does NOT constitute a condition to,
                                                 ---
or in any way void or impair, Buyer's obligation to purchase the Property;

PROVIDED, HOWEVER, that Buyer shall otherwise retain all of its rights and
--------  -------
remedies on account of such failure to perform, including, but not limited to, Buyer's indemnification rights pursuant to Section 22.5.
                                           ------------

          6.2. Title to Personalty.  Seller shall convey to Assignee
               -------------------
good and marketable title to the Personalty, subject only to the Existing Security Interests.

          6.3. Quiet Enjoyment.  Seller hereby reaffirms Section 5 (Covenant of
               ---------------                           ---------
Landlord) of each of the leases to which the Keystone Lease Amendment relates (each, a "Keystone Lease"), to the effect that Buyer, as tenant under each such Keystone Lease, upon paying the rental and performing the covenants to be performed by the tenant under any Keystone Lease, shall and may peaceably and quietly have, hold, and occupy the applicable Center for the term of the applicable Keystone Lease, even in the event that any of Seller's lenders take any action adverse to Seller, Buyer, any Center or any Keystone Lease as a result of the Keystone Lease Amendment.

          6.4. Negative Covenants of Seller.  Between the date hereof
               ----------------------------
and the later to occur of the KREDCO Closing Date or the Chadds Ford Closing Date (or the earlier termination of this Agreement), Seller shall not take, or omit to take, any action which would cause any representation and warranty made by Seller in this Agreement to be incorrect in any material respect, if such representation or warranty were made as of the date of the KREDCO Closing Date (with respect to representations and warranties made as to any of the Property other than the Chadds Ford Center) or as of the date of the Chadds Ford Closing (with respect to representations and warranties made as to the Chadds Ford Center only).

          6.5. Chadds Ford Covenants.  Between the date hereof and the
               ---------------------
Chadds Ford Closing Date (or the earlier termination of this Agreement), Seller shall proceed with commercially reasonable diligence with the construction of the Chadds Ford Center in accordance with the Chadds Ford Plans and Specifications (as shown in Schedule 6.5), shall make no material changes to the
                            ------------
Plans and Specifications without the prior written consent of Buyer, and shall keep Buyer informed regularly and promptly upon request of the status of such construction.

          6.6. Exclusive Dealing.  Prior to the earlier of the final
               -----------------
Closing Date or termination of this Agreement, Seller shall not, directly or indirectly, through a finder, broker, consultant, shareholder or other intermediary, solicit, negotiate with nor accept an offer to purchase the Property from any person or entity (other than Buyer or its affiliates, assignees or nominees), nor accept any offer relating to a merger or consolidation of Seller, or the sale or other disposition of any shares of capital stock of Seller, nor furnish any information to any third party (other than Buyer or its affiliate(s), assignee(s) or nominee(s)) in regard to any of the foregoing.

          6.7. Public Announcements.  Pending completion of the KREDCO
               --------------------
Closing, Seller shall not, and shall not permit Seller's Representatives, agents or brokers to, issue any press releases or make any public statements concerning the proposed transaction except in accordance with the terms and conditions of Section 7.8 of the Asset
                                                      -----------
Purchase Agreement.

          6.8. Covenant Regarding Assignment of Construction Contract.
               ------------------------------------------------------
Seller shall use commercially reasonable efforts to cooperate with Buyer in obtaining consent from Shields Construction Company, Inc. to the assignment by Seller to Buyer, at the Chadds Ford Closing, of Seller's right, title and interest in the Agreement between owner and contractor for Chadds Ford dated October 14, 1994 (the "Chadds Ford Construction Contract"); provided, however,
                                                            --------  -------
that this Section 6.8 shall not require Seller to pay any money to any person or
          -----------
entity or agree to any additional terms or conditions in exchange for such consent to assignment. In the event that such consent to assignment cannot be obtained, Seller covenants, upon the written request of Buyer, to use commercially reasonable efforts to enforce, for the benefit of Buyer, Seller's rights under the Chadds Ford Construction Contract, to the extent permitted by law and under the terms of Chadds Ford Construction Contract.

     SECTION 7.       BUYER'S NON-CONDITIONAL COVENANTS

          7.1. Effect of Breach of Non-Conditional Covenants.   Buyer's
               ---------------------------------------------
covenants (including negative covenants) set forth in this Section  7 are NOT
                                                           ----------     ---
subject to any certification requirement at Closing, and the failure by Buyer to perform any of the following covenants (or Buyer's breach of any negative covenants) therefore does NOT constitute a condition to, or in any way void or
                          ---
impair, Seller's obligation to sell the Property; PROVIDED, HOWEVER, that Seller
                                                  --------  -------
shall otherwise retain all of its rights and remedies on account of such failure to perform, including, but not limited to, Seller's indemnification rights pursuant to Section 22.5.
            ------------

          7.2. Negative Covenants of Buyer.  Between the date hereof and
               ---------------------------
the later to occur of the KREDCO Closing Date or the Chadds Ford Closing Date (or the earlier termination of this Agreement), Buyer shall not take, or omit to take, any action which would cause any representation and warranty made by Buyer in this Agreement to be incorrect in any material respect, if such representation or warranty were made as of the date of the KREDCO Closing Date or as of the date of the Chadds Ford Closing, as applicable.

          7.3. Evaluation Material.
               -------------------

               7.3.1. Any and all information obtained by Buyer or its Representatives in connection with the transactions contemplated by this Agreement or in the course of its investigations of Seller, whether obtained before or after the date of this Agreement (collectively, the "Evaluation Material"), shall be used only in connection with this Agreement, the Asset Purchase Agreement, and the transactions contemplated hereby and thereby, and Buyer shall keep all Evaluation Material strictly confidential. Without the prior written consent of Seller, Buyer will not, and will direct Buyer's Representatives not to, disclose to any person other than Assignee (which hereby agrees, as a condition thereto, to be bound by this Section to same extent as Buyer) or make public any Evaluation Material. This provision shall terminate (i) upon the completion of the KREDCO Closing, as to the Evaluation Material relating to the Property other than the Chadds Ford Center, and (ii) upon the completion of the Chadds Ford Closing, as to the Evaluation Material relating to the Chadds Ford Center.

               7.3.2. Notwithstanding anything to the contrary set forth in this Section 7.3.2, Buyer may disclose any Evaluation Material (a) to its
        -------------
Representatives on a need-to-know basis (it being agreed that such Buyer Representatives shall be informed by Buyer of the confidential nature of such Evaluation Material and shall be directed by Buyer not to disclose to any person or entity or make public such Evaluation Material), (b) to the extent required by any applicable law, statute, rule or regulation, and (c) in any action, suit or proceeding between the parties hereto.

               7.3.3. For purposes of this Agreement, the term "Evaluation Material" does not include information which: (a) becomes generally available to the public other than as a result of disclosure by Buyer or any Buyer Representative in violation of the terms hereof; (b) was available on a non-confidential basis prior to its disclosure to Buyer by Seller or any of their directors, officers, employees, agents or representatives; or (c) becomes available to Buyer on a non-confidential basis from a source which is not bound by a confidentiality agreement with Seller or any of its directors, officers, employees, agents or representatives.

          7.4. Pre-Closing Releases.  Prior to each Closing Date, Buyer
               --------------------
shall use commercially reasonable efforts to cooperate with Seller in obtaining releases from all of Seller's obligations under guarantees, leases, agreements, contracts, licenses or other instruments relating to Seller's business or the Centers and which are being assumed by Buyer hereunder at such Closing, as requested by Seller (the "Obligations"); provided, however, that this Section
                                         --------  -------            -------
7.4 shall not require Buyer to pay any money to any person or entity or agree to
---
any additional terms or conditions in exchange for such releases.

          7.5. Public Announcements.  Pending completion of the KREDCO
               --------------------
Closing, Buyer shall not, and shall not permit Buyer's Representatives, agents or brokers to, issue any press releases or make any public statements concerning the proposed transaction except in accordance with the terms and conditions of Section 7.8 of the Asset Purchase
                                            -----------
Agreement.

     SECTION 8. BUYER'S OPTIONS WITH RESPECT TO INCURABLE SURVEY DEFECTS, FAILURE OF TITLE AND BREACH OF CONDITIONAL COVENANTS

          8.1. Buyer's Partial Termination Right.  If (a) Seller,
               ---------------------------------
pursuant to Section 4.4, fails to have a Survey Defect for any Site removed or
            -----------
insured over or adequately provided for in accordance with Section 4.3, or (b)
                                                           -----------
if title to any Site cannot be conveyed to Buyer at the applicable Closing in accordance with the requirements of Section 5.2, or (c) if Seller breaches its
                                    -----------
covenants under Section 5.3 or 5.4 of this Agreement with respect to any Site,
                -----------    ---
then Buyer shall have the option of either:

               8.1.1. taking such title to such Site(s) as Seller can cause to be conveyed and waiving the unfulfilled condition, without abatement of the Purchase Price (except that any existing encumbrances affecting the applicable Site (other than the Existing Security Interests, the Long-Term Debt and/or the Chadds Ford Debt, as applicable) that Seller shall be required to remove under this Agreement which can be cured forthwith by the payment of money shall be paid and discharged by Seller from its own funds), whereupon the parties hereto shall complete the transaction herein contemplated and the provisions relating to the Survey Defect and/or condition of title shall be deemed waived by Buyer; or

               8.1.2. terminating this Agreement with respect to such Site(s) by notice to Seller, whereupon:

                       (a) Paragraph 5 of the Keystone Lease Amendment shall, without any further action of the parties, become effective, pursuant to which Seller, as landlord, shall lease the applicable Site(s) to Buyer, as tenant, on the terms set forth in the Keystone Lease Amendment; and

                       (b) this Agreement shall become null and void as to such Site(s) which were terminated under this Agreement. Thereafter, neither party hereto shall have any further rights, liabilities or obligations hereunder with respect to such Site(s) which were terminated under this Agreement.

          SECTION 9. REPRESENTATION AND WARRANTY OF SELLER AS OF THE EFFECTIVE DATE AND AS OF EACH CLOSING DATE

          Seller represents and warrants to Buyer, as of the Effective Date and as of each applicable Closing Date, that Seller has the full legal right, power and authority to execute, deliver and perform its obligations under this Agreement, the Escrow Agreement and the other agreements and documents (to which Seller is a party) required to be delivered into the Escrow by Seller or to Buyer at either Closing pursuant hereto or thereto (collectively, the "Seller's Transaction Documents"). The execution and delivery by Seller of this Agreement on the date hereof, the execution and delivery by Seller on either Closing Date of the Seller's Transaction Documents to which it is a party, and the performance by Seller of its respective obligations hereunder and thereunder have been duly and validly authorized by all necessary action of Seller. This Agreement and the Escrow Agreement have been duly executed and delivered by Seller. This Agreement and the Escrow Agreement are, and when executed and delivered at either Closing each of Seller's Transaction Documents will be, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought.

          SECTION 10. REPRESENTATIONS AND WARRANTIES OF SELLER AS OF THE EFFECTIVE DATE

          Seller represents and warrants to Buyer, as of the Effective Date (but not as of any applicable Closing Date), as follows:

          10.1.        Organization; Authority.  Seller has been duly
                       -----------------------
incorporated and is a corporation validly subsisting and in good standing under the laws of the Commonwealth of Pennsylvania and has full corporate power and authority and to own the Property and to carry on its business as now conducted. Seller is not qualified to do business as a foreign corporation in any jurisdiction, and neither the nature of the Property nor the conduct of its business requires that it be so qualified. All of the shares of capital stock of Seller are owned, both beneficially and of record, by Keystone Ventures. All of the issued and outstanding shares of capital stock of Seller have been duly authorized and are validly issued and outstanding.

          10.2.        Absence of Conflicting Agreements. Except as set forth on
                       ---------------------------------
Schedule 10.2 attached hereto and made a part hereof, neither the execution or
-------------
delivery of this Agreement, the Escrow Agreement or any of Seller's Transaction Documents by Seller, nor the performance by Seller of the transactions contemplated hereby and thereby, does or will, with or without the giving of notice, lapse of time or both, conflict with, or constitute a breach of or a default under:

               10.2.1. any applicable law, statute, rule, regulation, judgment, order, writ, injunction, or decree of a governmental authority (collectively, "Laws") applicable to Seller or by which Seller or its assets or properties (including, but not limited to, the Property) are bound; or

               10.2.2.      the articles of incorporation or by-laws of Seller;
or

               10.2.3. any lease or contract being assigned to Buyer pursuant hereto, or any other material agreement, indenture, instrument or contract to which Seller is now a party or by which Seller is bound.

          10.3.        Consents and Approvals.  No consent, waiver, approval,
                       ----------------------
license or authorization of, or filing, registration or qualification with, or notice to, any governmental authority or any other person or entity is required to be made, obtained or given by Seller in connection with the execution, delivery and performance of this Agreement or any of Seller's Transaction Documents, except for those disclosed on Schedule 10.3 attached hereto and made
                                         -------------
a part hereof (each of which, except as disclosed on Schedule 10.3, has been
                                                     -------------
obtained).

          10.4.        Brokers.  No person or entity acting on behalf of Seller
                       -------
or any of its affiliates or under the authority of any of the foregoing is or will be entitled to any brokers', advisors' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

          10.5.        Intentionally omitted.

          10.6.        Compliance with Laws.  Except as reflected in the Phase
                       --------------------
I Reports, Seller has complied in all material respects with all Laws applicable to the conduct of Seller's business on the Property and the ownership, use and operation of the Property and has obtained (or required Carefree to obtain) all licenses, approvals and permits required for the conduct thereof (other than permits required for the completion and operation of the Chadds Ford Center). Such licenses, approvals and permits are, to the best knowledge of Seller, in full force and effect, and

Seller has not taken any action that could reasonably be expected to (or failed to take any action the omission of which could reasonably be expected to) result in the revocation of such licenses, approvals or permits. Except as reflected in the Phase I Reports, Seller has not received any notice of violation from any Federal, state or municipal entity or notice of an intention by any such government entity to revoke any certificate of occupancy or other certificate, license, approval or permit issued by it in connection with the use of the Property that in each case has not been cured or otherwise resolved to the satisfaction of such government entity, except where such failure or such action could not or would not have a material adverse effect on the Property.

          10.7.        Permits.  Schedule 10.7 is a true, correct and
                       -------   -------------
complete list of all permits, franchises, licenses, patents, copyrights, trademarks and other governmental authorizations which are necessary for Seller to own the Property and for the conduct Seller's business as now conducted (the "Permits"). Seller owns, possesses or has the legal right to use the Permits, free of all liens, pledges, claims, or other encumbrances of any nature whatsoever. All Permits are transferable without the consent of any other person or entity unless otherwise indicated in Schedule 10.7. Seller knows of
                                               -------------
no default under, nor has Seller received any notice of any claim or default or any other claim or proceeding relating to, any such Permit.

          10.8.        Encumbrances Created by this Agreement.  The execution
                       --------------------------------------
and delivery by Seller of this Agreement or any of the Seller's Transaction Documents does not, and the consummation by Seller of the transactions contemplated hereby or thereby will not, create any liens or other encumbrances on any assets of Seller in favor of third parties other than Buyer.

          10.9.        Judgments and Litigation.  Except for those matters
                       ------------------------
disclosed in the Phase I Environmental Report for the Audubon Land and Audubon Leasehold Estate and otherwise disclosed on Schedule 10.9 attached hereto and
                                            -------------
made a part hereof, which such matters, individually or in the aggregate, would not have a material adverse effect on either the transactions contemplated by this Agreement or the Property, there is no outstanding order, writ, injunction, fine, citation, penalty, decree or unsatisfied judgment against Seller, its assets or the Property, of any court, governmental authority or arbitrator, and there is no such dispute, claim, action, suit, proceeding, arbitration, inquiry investigation pending or, to the best knowledge of Seller, threatened before any court, governmental authority or arbitrator:

               10.9.1. that questions any of the transactions contemplated by this Agreement or the validity of this Agreement or any of the Seller's Transaction Documents or any of the transactions contemplated hereby or thereby or which, if adversely determined, could reasonably be expected to have an adverse effect upon the ability of Seller to enter into or perform its respective obligations under this Agreement or any of Seller's Transaction Documents or any such transactions; or

               10.9.2.      with respect to any of the Property.

Except for the conflicts disclosed on Schedule 10.2, Seller is not aware of any
                                      -------------
state of facts or occurrence of any event that might reasonably form the basis of any claim against Seller, or its business or assets (including, but not limited to, the Property), which might have a materially adverse effect on its business or assets (including, but not limited to, the Property).

          10.10.       Financial Information.
                       ---------------------

                  10.10.1.  Schedule 10.10.1 attached hereto and made a part
                            ----------------
hereof contains true, correct and complete copies of Seller's audited balance sheets as at December 31, 1992, 1993 and 1994, and the related audited statements of operations, cash flow and stockholders' equity at and for the years then ended (the Balance Sheet and all such financial statements are hereinafter referred to collectively as the "Annual Statements"). The Annual Statements present fairly in all material respects the financial position of Seller, the business and its operations at such dates and the results of its operations and its cash flow for the periods then ended, in conformity with GAAP, consistently applied.

                  10.10.2. Seller has no liabilities or obligations which are required by GAAP to be reflected on the Balance Sheet as at December 31, 1994 defined in Section 1.1.2 that are not so reflected thereon, except for such
           -------------
current liabilities (within the meaning of GAAP) as have been incurred by Seller in the ordinary course of business, consistent in nature and amount with past practice since Balance Sheet Date. Without limiting the foregoing, the Balance Sheet at the Balance Sheet Date contains adequate reserves or other appropriate provisions for accrued income and other taxes, depreciation and the costs of all pension, retirement, incentive, bonus, profit-sharing, vacation, holiday or other plans or policies (if any) for the benefit of Seller's employees.

          10.11.       Tax Matters.  Seller has timely and properly filed all
                       -----------
Federal, state, county and local returns and reports relating to Taxes (as hereinafter defined) and all such returns and reports were true, correct and complete in all material respects when filed. All Federal, state, county and local income, profits, franchise, sales, use, payroll, premium, occupancy, property, severance, excise, withholding, customs, unemployment, transfer and other taxes, including interest, additions to tax and penalties (collectively, "Taxes") due or properly shown to be due on any return referred to in the preceding sentence by Seller with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or, in the case of Taxes not yet due, fully provided for on Seller's Balance Sheet or, in the case of Taxes accruing after the Balance Sheet Date, on the books of account of Seller. There are no levies, liens, or other encumbrances relating to Taxes existing, pending or, to the knowledge of Seller, threatened with respect to any asset of Seller. The tax returns of Seller have never been audited by the Internal Revenue Service or any other taxing authority. No issues have been raised with any representative or employee of Seller and are currently pending by the Internal Revenue Service or any other taxing authority in connection with such tax return and no waivers of statutes of limitations have been given or requested with respect to any such returns and reports or with respect to any Taxes. The books and records of Seller are sufficient to prove in all material respects the correctness of all tax returns for open tax years and to determine and to prove the adjusted tax basis for Federal income tax purposes of each asset of Seller.

          10.12.       Absence of Certain Changes.  Except for Seller's
                       --------------------------
incurring the Chadds Ford Debt and the obligations to be evidenced by the Chadds Ford Note and the creation of its Construction-in-Process account, since Seller's Balance Sheet Date, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, properties or operations of the Business, and, except as disclosed in Schedule 10.1.2 attached
                                                        ---------------
hereto and made a part hereof, Seller has not:

               10.12.1. sold, assigned, leased, transferred, mortgaged, pledged or imposed any lien or other encumbrance on any of its assets or properties other than liens relating to the Chadds Ford Debt, except in the ordinary course of business and consistent in nature and amount with past practice;

               10.12.2. suffered any material damage, destruction or loss, whether or not covered by insurance, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of delivery of supplies or utility services required to conduct the Business, or suffered any change in its financial condition or in the nature of its business or operations which has had or might have a material adverse effect on the operations, assets or properties of its business;

               10.12.3. increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its shareholders, directors, officers or employees, or made any increase in, or any additions to, other benefits to which any of its shareholders, directors, officers or employees may be entitled other than salary increases to non-management level employees made in the ordinary course of business;

               10.12.4. changed any of the accounting principles followed by it or the methods of applying such principles;

               10.12.5. entered into any material transaction, or any material agreement (whether or not in writing) with respect to any future transaction, other than this Agreement and the transactions contemplated hereby, documents relating to the construction, development and operation of the Chadds Ford Center and in the ordinary course of business and consistent in nature and amount with past practice; or

               10.12.6. declared, paid or made, or agreed to declare, pay or make, any dividends, distributions or other payments in respect of its stock; repurchased or redeemed any shares of its stock; delayed or deferred making payment of its accounts payable, expenses or other obligations (including, without limitation, any amounts of principal or interest payable pursuant to loans) or otherwise dealt with its accounts payables in a manner not consistent with past practice; or accelerated the collection of its accounts receivable, made any extraordinary efforts to collect any of its accounts receivable or otherwise collected its accounts receivable other than in the ordinary course of business and consistent in nature with past practice.

          10.13.       Property.
                       --------

               10.13.1. Seller: (a) is the sole owner of the Property (including all real and personal property relating thereto) and (b) has good, valid and marketable title to the Property (including all real and personal property relating thereto), free and clear of all liens other than the Existing Security Interests, title matters set forth in Title Commitments, and the liens to be satisfied at the KREDCO Closing upon repayment of the Long-Term Debt and the liens to be satisfied at the Chadds Ford Closing with respect to the Chadds Ford Debt.

               10.13.2.     Except as described on Schedule 10.13.2 attached
                                                   ----------------
hereto and made a part hereof:

                       (a) all of the Property (other than the Audubon Leasehold Estate and the Chadds Ford Center) is in the possession or under the control of Seller and is in good condition and repair, ordinary wear and tear excepted, is reasonably suitable for the purposes for which it is being used and is of a condition, nature and quantity sufficient for the conduct of Seller's business as currently conducted; and

                       (b) to the best of Seller's knowledge, there is no material latent or patent structural, mechanical or other significant defect or deficiency in the Property (other than the Audubon Leasehold Estate).

          10.14.            List of Project Contracts.  To the best of Seller's
                            -------------------------
knowledge, except for the agreements, instruments and documents evidencing the Long-Term Debt and the Chadds Ford Debt, and the Chadds Ford Construction Contract and those which are Excluded Assets, there are no Project Contracts other than as set forth on Schedules 1.6.1.(d) and 1.6.2-2 attached hereto and
                           --------------------------------
made a part hereof.  For purposes of this Section 10.14, "Project Contract"
                                          -------------
means and includes any of the following to which Seller is a party and by which the Property may be subject or bound, in each such case as amended and currently in effect, inclusive of any waivers relating thereto:

               10.14.1. all agreements, instruments and documents evidencing, securing, or pertaining to the contractual obligations of a person or entity that involve annual payments or receipts in excess of $2,000;

               10.14.2. all leases (including space leases and capital leases, whether Seller is "lessor" or "lessee" thereunder), contracts, agreements or commitments (whether written or oral) that are not terminable without penalty on not more than 90 days' notice;

               10.14.3.     all ground leases where Seller is a ground lessee;
and

               10.14.4. all reciprocal easement agreements affecting the Property.

          10.15.       Project Contracts; Validity, Defaults, Notice/Consent.
                       -----------------------------------------------------
Each of the Project Contracts is valid and binding and in full force and effect, enforceable against Seller in accordance with its terms and, to the best of Seller's knowledge, upon the other parties thereto in accordance with its terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought. Seller has, and to the best of Seller's knowledge, all other parties to the Project Contracts listed have complied with the provisions thereof. To the best of Seller's knowledge, except as set forth on Schedule
                                                                    --------
10.2, no party is in default thereunder, and no event has occurred which, but
----
for the passage of time or the giving of notice or both, would constitute a default thereunder. Except as set forth in Schedule 10.2 or in Schedule 10.1.5,
                                            -------------       ---------------
no Project Contract requires notice to or the consent of any party thereto in order for Seller effectively to assign to Buyer such Project Contract.

          10.16.       Intentionally omitted.

          10.17.       Labor Matters.  There are no employees of Seller who,
                       -------------
by reason of the sale of the Property to Buyer or any of the transactions contemplated by this Agreement, shall become employees of Buyer.

          10.18.       Intentionally omitted.

          10.19.       Intentionally omitted.

          10.20.       Non-Foreign Persons.  Seller is not a foreign person,
                       -------------------
foreign partnership, foreign trust or foreign estate as defined in Section 1445(f)(3) of the Internal Revenue Code, as amended (the "Code") and the payment of the Purchase Price will not be subject to the withholding requirements of
Section 1445 of the Code.

          10.21.       Environmental Protection.  Except as otherwise
                       ------------------------
disclosed in the Phase I Reports delivered to Buyer, to the best knowledge of
Seller:

               10.21.1. The Property is now and always has been in compliance in all material respects with all Federal, state, and local statutes, ordinances, regulations, rules, standards, and requirements of common law concerning or relating to industrial hygiene and the protection of health and the environment (collectively, the "Environmental Laws");

               10.21.2. There are no conditions on, about, beneath or arising from the Property which might give right to liability, the imposition of a statutory lien or require "Response," "Removal" or "Remedial Action," as defined herein, under any of the Environmental Laws. As used in this Agreement, the terms "Response," "Removal" and "Remedial Action" shall be defined with reference to Sections 101(23) - 101(25) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C. (S)(S) 9601(23) - 9601(25);

               10.21.3.     Except in material compliance with Environmental
Laws: (i) "Hazardous Substances," as defined below, have never been used, handled, generated, processed, treated, stored, transported to or from, released, discharged, or disposed of on, about or beneath the Property; (ii) there are no transformers containing or contaminated with PCB's or above or underground storage tanks on the Property; and (iii) there is no asbestos or asbestos containing material on the Property. As used in this Agreement, the term "Hazardous Substance" shall mean a hazardous substance, material or waste including, without limitation, any substance which is: (a) petroleum, asbestos or polychlorinated biphenyls; (b) defined, designated or listed as a "Hazardous Substance" pursuant to Sections 307 and 311 of the Clean Water Act, 33 U.S.C.
(S)(S) 1317, 1321, Section 101(14) of CERCLA, 42 U.S.C. (S) 9601 or similar provision of applicable state law; (c) listed in the United States Department of Transportation Hazardous Material Table, 49 C.F.R. (S) 172.101; or (d) defined, designated or listed as a "Hazardous Waste" under Section 1004(3) of the Resource and Conservation and Recovery Act, 42 U.S.C. 9603(5) or similar provision of applicable state law; and

               10.21.4. Seller has received no notice of, nor is there threatened or pending: (a) any claim, demand, investigation, enforcement, Response, Removal, Remedial or other governmental or regulatory action instituted or threatened against Seller or the Property pursuant to any of the Environmental Laws; (b) any claim, demand, suit or action made or threatened by any person or entity against Seller or the Property relating to any form of damage, loss or injury resulting from, or claimed to result from, any Hazardous Substance on, about, beneath or arising from the Property or any alleged violation of the Environmental Laws; or (c) any communication to or from any governmental or regulatory agency arising out of or in connection with Hazardous Substances on, about, beneath, arising from or generated at the Property including, without limitation, any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule. If discovered prior to any Closing, Seller shall immediately advise Buyer of any of the claims or communications listed in Section 10.21.4 through Section 10.2.14 above and also shall
          ---------------         ---------------
immediately advise Buyer of the discovery of any Hazardous Substances on, about, beneath, or arising from the Property or the discovery of any condition on, about, beneath, or arising from the Property which might give rise to liability, the imposition of a statutory lien or require Response, Removal or Remedial Action under any of the Environmental Laws.

               10.21.5. For purposes of this Agreement, the term "Phase I Reports" shall mean:

                       (a) Environmental Site Assessment regarding New Britain Village Square, New Britain, PA, prepared by SITE Engineers, Inc. for Vesterra Corporation, dated November 29, 1989, together with all appendices and attachments thereto;

                       (b) Preliminary Wetlands Assessment of a portion of Tax Parcel 29 3 32, Newtown Township, Bucks County, PA, prepared by SITE Engineers, Inc. for Seller, issued March 11, 1991, together with all appendices and attachments thereto;

                       (c) Phase I Environmental Site Assessment for Lot 7 - Chadds Ford Business Campus, Birmingham Township, prepared by NTH Consultants, Ltd. and dated August 22, 1994, for Main Line Federal Savings Bank, together with all attachments and appendices thereto; and

                       (d) Phase I Environmental Site Assessment regarding Audubon Village Shopping Center, prepared by Altchem Environmental Services, dated June 27, 1994, for Ann Rudolph, together with all appendices and attachments thereto.

          10.22.       Intentionally omitted.

          10.23.       Intentionally omitted.

          10.24.       Disclosure.  No representation or warranty by Seller in
                       ----------
this Agreement or in any other document to be furnished to Buyer pursuant hereto, and no information in any schedule attached to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          10.25.       Condemnation Proceedings.  No proceedings have been
                       ------------------------
commenced, or, to the best of Seller's knowledge, threatened, by an authority having the power of eminent domain to condemn any portion of the Property or any improvements thereon or, to the best of Seller's knowledge, any property owned by a party to a reciprocal easement agreement affecting the Property.

          10.26.       Insurance.  Schedule 10.26 attached hereto and made a
                       ---------   --------------
part hereof sets forth an accurate and complete list of the currently existing insurance policies relating to the Property or any part thereof and naming Seller as the insured; all such policies are in full force and effect and all premiums thereunder have been paid to the extent due; and no notice of cancellation has been received with respect thereto and, to the best knowledge of Seller, none is threatened.

          10.27.       All Work Completed.  Except for the Audubon Leasehold
                       ------------------
Estate and the Chadds Ford Center, all alterations, improvements, or other work required to have been completed by Seller under any agreement to which Seller is a party including, without limitation, all alterations, improvements and other work required to prepare space for the operation of Seller's business, has heretofore been completed and paid for in full.

          10.28.       Independent Unit.  Except as set forth on Schedule
                       ----------------                          --------
10.28, each Property is an independent unit which does not now rely on any
-----
facilities (other than facilities covered by the title exceptions shown on the Title Commitments [including, without limitation, any reciprocal easement agreement] or facilities of municipalities or public utility and water companies and other than parking areas which any Property makes use of under any reciprocal easement agreement) located on any property not included in the Property to fulfill any municipal or governmental requirement or for the furnishing to any Property of any essential building systems or utilities.

          SECTION 11. EFFECT OF FAILURE OF SELLER'S REPRESENTATION AND WARRANTY TO BE TRUE AND CORRECT

          It is understood and agreed that the failure of any representation and warranty of Seller (other than Seller's representation and warranty regarding Seller's authorization, as set forth in Section 9, which is subject to the
                                        ----------
certification requirement at Closing set forth in Section 16.1) to be true,
                                                  ------------
correct and complete in all material respects at and as of the applicable Closing Date as though such representation and warranty were made at and as of such Closing Date shall not constitute a condition to, or in any way void or impair, Buyer's obligation to purchase the Property; PROVIDED, HOWEVER, that
                                                     --------  -------
Buyer shall otherwise retain all of its rights and remedies on account of such failure, including, but not limited to, Buyer's indemnification rights pursuant to Section 22.5.
   ------------

          SECTION 12. REPRESENTATION AND WARRANTY OF BUYER AND ASSIGNEE AS OF THE EFFECTIVE DATE AND AS OF EACH CLOSING DATE

          Buyer and Assignee each represents and warrants to Seller, as of the Effective Date and as of each applicable Closing Date, that Buyer and Assignee, as the case may be, have the full legal right, power and authority to execute, deliver and perform its obligations under this Agreement and the Escrow Agreement and under the other agreements and documents to which it is a party required to be delivered into the Escrow by Buyer or to Seller at either Closing pursuant hereto or thereto, including, without limitation, the Working Capital Note and the Chadds Ford Note (collectively, the "Buyer's Transaction Documents"). The execution and delivery by Buyer and Assignee of this Agreement on the date hereof, the execution and delivery by Buyer or Assignee on either Closing Date of the Buyer's

Transaction Documents to which it is a party, and the performance by Buyer or Assignee of its respective obligations hereunder and thereunder have been duly and validly authorized by all necessary action of Buyer and Assignee, as the case may be. This Agreement and the Escrow Agreement have been duly executed and delivered by Buyer and Assignee. This Agreement and the Escrow Agreement are, and when executed and delivered at either Closing each Buyer's Transaction Documents will be, the legal, valid and binding obligations of Buyer or Assignee, as the case may be, enforceable against Buyer or Assignee, as the case may be, in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally, and except that the availability of specific performance, injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefore may be brought.

          SECTION 13. REPRESENTATIONS AND WARRANTIES OF BUYER AND ASSIGNEE AS OF THE EFFECTIVE DATE

          Buyer and Assignee, jointly and severally, hereby represent and warrant to Seller, as of the Effective Date (but not as of any applicable Closing Date), as follows:

          13.1.        Organization; Authority.  Each of Buyer and Assignee is
                       -----------------------
a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to own and lease the properties now owned or leased by it and to conduct the business presently being conducted by it.

          13.2.        Absence of Conflicting Agreements.  Neither the
                       ---------------------------------
execution or delivery of this Agreement or any of Buyer's Transaction Documents by Buyer or Assignee, nor the performance by Buyer or Assignee of the transactions contemplated hereby and thereby, with or without the giving of notice, lapse of time or both, conflicts with, or constitutes a breach of or a default under (i) the Articles of Incorporation or By-Laws of Buyer or Assignee,
(ii) any Law, or (iii) any material agreement, indenture, contract or instrument to which Buyer or Assignee is a party or by which it is bound.

          13.3.        Consents.  Except for the approvals of Buyer's lenders
                       --------
and Board of Directors (which approvals are described on Schedule 13.3 hereto
                                                         -------------
and have been obtained), no license, consent, waiver, authorization or approval of or filing, registration, or qualification with, or notice to, any governmental authority or any other person or entity (other than licenses, approvals or consents of governmental agencies required in order for Buyer or Assignee to operate the Business after the

KREDCO Closing Date), is required to be made, obtained or given by Buyer or Assignee in connection with the execution, delivery and performance by Buyer or Assignee of this Agreement or any of Buyer's Transaction Documents or for the consummation by Buyer or Assignee of the transactions contemplated hereby or thereby.

          13.4.        Litigation.  There is no pending, or to the knowledge of
                       ----------
Buyer or Assignee, threatened suit, action or litigation, or administrative, arbitration or other proceeding or governmental inquiry or investigation which:
(i) if adversely determined, could reasonably be expected to have a material adverse effect upon the ability of Buyer or Assignee to perform its obligations hereunder or under any of Buyer's Transaction Documents; or (ii) questions the validity of this Agreement or the transactions contemplated hereby.

          13.5.        Brokers.  No person or entity acting on behalf of Buyer,
                       -------
Assignee or any of their affiliates or under the authority of any of the foregoing is, or will be, entitled to any broker's, advisor's or finder's fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement or the Asset Purchase Agreement.

          13.6.        Financial Condition.  Buyer's most recent Annual Report
                       -------------------
on Form 10-K filed with the Securities and Exchange Commission for 1993 and Buyer's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the first three quarters of 1994 contain true, correct and complete copies of Buyer's audited balance sheets as of December 31, 1992 and 1993, and the related audited statements of income, cash flow and stockholders' equity for the two years then ended, and Buyer's unaudited balance sheets as at March 31, June 30 and September 30, 1994 (September 30, 1994 being hereinafter referred to as "Buyer's Balance Sheet Date") and the related unaudited statements of income, cash flow and stockholders' equity for the quarters then ended (collectively, the "Financial Statements"). The Financial Statements present fairly in all material respects the consolidated financial position of Buyer and its subsidiaries at such dates and the results of their operations and cash flows for the periods then ended, in conformity with GAAP. For the fiscal year ended December 31, 1994, Buyer had consolidated revenues of not less than $34,300,000, and consolidated net income before preferred dividends of not less than $2,300,000. Since Buyer's Balance Sheet Date, there has occurred no material adverse change in the financial condition of Buyer and its subsidiaries nor any occurrence, circumstance or event which impairs or could reasonably be expected to impair the ability of Buyer to duly and punctually pay or perform its obligations under the Working Capital Note or the Chadds Ford Note. Assignee is a newly formed entity with no current operations.

          13.7.        Disclosure. No representation or warranty by Buyer or
                       ----------
Assignee in this Agreement or in any other document to be furnished to Seller pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          SECTION 14.  EFFECT OF FAILURE OF BUYER'S OR ASSIGNEE'S
REPRESENTATION AND WARRANTY TO BE TRUE AND CORRECT

          It is understood and agreed that the failure of any representation and warranty of Buyer or Assignee (other than Buyer's and Assignee's representation and warranty regarding, respectively, Buyer's and Assignee's authorization, as set forth in Section 12, which is subject to the certification requirement at
             -----------
Closing set forth in Section 17.1) to be true, correct and complete in all
                     ------------
material respects at and as of the applicable Closing Date as though such representation and warranty were made at and as of such Closing Date shall not constitute a condition to, or in any way void or impair, Seller's obligation to sell the Property to Buyer; PROVIDED, HOWEVER, that Seller shall otherwise
                            --------  -------
retain all of its rights and remedies on account of such failure, including, but not limited to, Seller's indemnification rights pursuant to Section 22.5.
                                                            ------------

          SECTION 15.  RISK OF LOSS

          Risk of loss with respect to all of the Property and rights to be transferred hereunder shall pass to Buyer upon the Effective Date. The occurrence of any destruction or condemnation of all or a portion of the Property (other than the Chadds Ford Center) before the KREDCO Closing Date, shall not in any way void or impair the parties' respective rights and obligations hereunder. The parties hereby confirm their understanding and agreement that, pursuant to the Keystone Lease Amendment, Buyer, as tenant, is obligated to carry casualty insurance on the Existing Centers, naming Seller and its mortgagees as co-loss payees. In the event that an insured casualty or a condemnation occurs, the Purchase Price shall be adjusted in accordance with the provisions of Sections 3.3.5 and 3.3.5. Risk of loss with respect to the Chadds
              --------------     -----
Ford Center shall not pass to Buyer, and shall be retained by Seller, until the Chadds Ford Closing Date.

          SECTION 16.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

          16.1.     Purchase of Entire Property.  Unless waived by Buyer,
                    ---------------------------
the obligation of Buyer to consummate the purchase and sale of the Property is subject to the condition that the representation and warranty of Seller contained in Section 9 of
             ----------
this Agreement shall be true, correct and complete in all material respects at and as of such Closing Date as though such representation and warranty were made at and as of such time, and Seller shall have delivered to Buyer a certificate to that effect, signed by an authorized officer of Seller.

          16.2.        Purchase of Each Site.  Unless waived by Buyer, the
                       ---------------------
obligation of Buyer to consummate the purchase and sale of each Site shall be subject to the satisfaction or waiver of each of the following items:

               16.2.1. Seller shall have delivered to Escrow Holder and Buyer, and Escrow Holder shall have delivered to Buyer, all items with respect to such Site required pursuant to Section 3.3 or Section 3.4, as applicable; and
                                  -----------    -----------

               16.2.2. Seller shall have performed or complied in all material respects with each of the agreements and covenants required by Section
                                                                        -------
5 of this Agreement to be performed or complied with by Seller prior to or at
-
such Closing, and Seller shall have delivered to Buyer certificates to that effect, signed by an authorized officer of Seller.

          SECTION 17.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

               17.1.        Sale of Entire Property. Unless waived by Seller,
                            -----------------------
the obligation of Seller to consummate the purchase and sale of the Property is subject to the condition that the representation and warranty of Buyer contained in Section 12 of this Agreement shall be true, correct and complete in all
   ----------
material respects at and as of such Closing Date as though such representation and warranty were made at and as of such time, and Buyer shall have delivered to Seller a certificate to that effect, signed by an authorized officer of Buyer.

               17.2.        Sale of Each Site.  Unless waived by Seller, the
                            -----------------
obligation of Seller to consummate the purchase and sale of each Site shall be subject to the Buyer's satisfaction or waiver of the requirement that Buyer shall have delivered to Escrow Holder and Seller, and Escrow Holder shall have delivered to Seller, all items required pursuant to Section 3.3 or Section 3.4,
                                                    -----------    -----------
as applicable.

               SECTION 18.  APPORTIONMENTS

               18.1. All real estate transfer taxes on the transfer of the Property shall be borne one-half by Buyer and one-half by Seller (except with respect to the Audubon Land, as to which Buyer shall have no responsibility for real estate transfer taxes payable in connection with the recording of the memorandum of ground lease).

          SECTION 19.  ASSESSMENTS

          Seller shall be responsible to pay for all assessments levied against the Property prior to the Effective Date, by reason of work ordered, commenced or completed prior thereto. If at either Closing any parcel of the Property, or any portion or portions thereof, shall be affected by any assessment which is required to be paid by Seller pursuant to the provisions of this Section 19 and
                                                                 -----------
which is or may be payable in annual or other installments of which the first installment is then a lien or has been paid, then for the purpose of this Agreement, all of the unpaid installments of any such assessment including those which would become due and payable after the Effective Date shall be deemed to be due and payable and liened upon such Property as of the Effective Date and shall be paid and discharged by Seller at the respective Closing.

          SECTION 20.  DEFAULT; TERMINATION

          20.1.         Default by Buyer.  If Buyer fails timely to complete
                        ----------------
either Closing as a result of breach of its obligations hereunder, then Seller shall be entitled, in addition to any other remedies which may be available, at its sole election:

               20.1.1. to terminate this Agreement as to the Property other than Chadds Ford upon a failure to consummate the KREDCO Closing or as to the Chadds Ford Center upon a failure to consummate the Chadds Ford Closing and retain a pro rated portion of the Deposit as liquidated damages on account of Buyer's failure timely to complete such Closing; or

               20.1.2. to apply the pro rated portion of the Deposit on account of Seller's damages, and to pursue any and all rights and remedies against Buyer that Seller may have, at law or in equity.

          20.2.        Default by Seller.  If Seller fails timely to complete
                       -----------------
either Closing as a result of breach of its obligations hereunder, then Buyer shall be entitled, in addition to any other remedies which may be available, at its sole election:

               20.2.1. to terminate this Agreement as to the Property other than Chadds Ford upon a failure to consummate the KREDCO Closing or as to the Chadds Ford Center upon a failure to consummate the Chadds Ford Closing and to obtain the return of a pro rated portion of the Deposit; or

               20.2.2. to obtain the refund of the pro rated portion of the Deposit and to pursue any and all rights and remedies against Buyer that Seller may have, at law or in equity; or

               20.2.3. to seek specific performance of this Agreement as to the Property other than Chadds Ford upon a failure to consummate the KREDCO Closing or as to the Chadds Ford Center upon a failure to consummate the Chadds Ford Closing.

          20.3.        Prevailing Party Attorneys' Fees.  Should either party
                       --------------------------------
fail to complete either Closing in accordance with the terms of this Agreement, then the non-defaulting party shall be entitled (if the defaulting party fails to cure such default within ten (10) calendar days after a written demand for a cure has been sent to the defaulting party), in addition to any other remedies which may be available, at its sole election, to: (a) terminate its obligation to perform under this Agreement; or (b) seek specific performance of this Agreement. Should any party default in performance of any of the terms and conditions of this Agreement or any other agreement referred to herein which results in the filing of a lawsuit for damages, specific performance, or other remedy, the prevailing party in such lawsuit shall be entitled to its reasonable attorneys' fees and court costs from the losing party. This Agreement shall terminate automatically, without necessity of any further notice whatsoever, upon termination of the Asset Purchase Agreement.

          SECTION 21.  ASSIGNMENT; NOMINEE

          Buyer shall remain bound to perform for the benefit of Seller all of the representations, warranties, covenants, agreements, indemnifications, terms and conditions to be performed hereunder by Buyer; PROVIDED, NEVERTHELESS, that
                                                   --------  ------------
title to the Property to be purchased hereunder shall be vested in the name of Assignee. Buyer shall issue and continue to remain bound as primary obligor under the Chadds Ford Note and the Working Capital Note.

          SECTION 22.  OBLIGATIONS OF PARTIES AFTER CLOSING

          22.1.        Post-Closing Releases.  To the extent not previously
                       ---------------------
satisfied pursuant to Section 7.4, Buyer shall use commercially reasonable
                      -----------
efforts after each Closing to cooperate with Seller in obtaining releases of Seller from the Obligations; provided, however, that this Section 22.1 shall not
                             --------  -------            ------------
require Buyer to pay money to any person or entity or agree to any additional terms or conditions in exchange for such releases. Buyer further agrees to defend, indemnify and hold Seller harmless pursuant to Section 22.5 from and
                                                       ------------
against any and all losses, costs, expenses, claims, damages or liabilities (including reasonable attorneys' fees and expenses and costs of suit) arising following the Closings out of or relating to any of the obligations.

          22.2.        Intentionally Omitted.
                       ---------------------

          22.3.       Further Assurances. Following the completion of any
                      ------------------
Closing, at the request of Buyer or Seller, Seller or Buyer shall deliver or cause to be delivered to the requesting party any further instruments, agreements or other documents and shall take all additional reasonable action as may be necessary to carry out the transactions contemplated hereby.

          22.4.        Survival of Representations and Warranties.  All
                       ------------------------------------------
representations, warranties, covenants and agreements made by each party in this Agreement or in any schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the final Closing for the period specified in Section 22.5.3, and each party hereto shall be entitled to relyupon
             --------------
the representations and warranties of another party. Anything in this Agreement to the contrary notwithstanding, the representations and warranties of Seller and Buyer hereunder, and the right of Buyer or Seller, as the case may be, to indemnification for breach thereof, shall not be affected, limited, eliminated or modified by any investigation of Seller or Buyer, as the case may be, made by Buyer or Seller or their respective agents or Representatives.

          22.5.        Indemnification.
                       ---------------

               22.5.1. Seller and Blue Shield, jointly and severally, shall indemnify and hold harmless Buyer and Assignee, and Buyer and Assignee, jointly and severally, shall indemnify and hold harmless Seller (the party or parties providing such indemnification being hereinafter referred to individually and collectively as the "Indemnifying Party") against any and all losses, costs, expenses, claims, damages or liabilities (including the amount of any settlement approved by such Indemnifying Party and expenses of enforcing this Agreement), which the party or parties seeking such indemnification (such party or parties are hereinafter referred to individually and collectively as the "Indemnified Party") may suffer, incur or become subject to, and shall reimburse the Indemnified Party for any reasonable legal, audit or other expenses incurred by it or them in connection with investigating any claims and defending any actions, insofar as such losses, costs, expenses, claims, damages, liabilities or actions arise out of or are based upon (a) any false, misleading or untrue representation or the breach of any warranty made by the Indemnifying Party herein or in any schedule, written statement, list, certificate or other instrument attached to this Agreement or delivered to the Indemnified Party pursuant hereto; (b) any breach or default in performance by the Indemnifying Party of any of its covenants or agreements with the Indemnified Party contained herein; (c) in cases where Buyer or Assignee is an Indemnified Party and Blue Shield or Seller is an Indemnifying Party, any liability or obligation of Seller which is not assumed by Buyer or Assignee pursuant to the terms of this Agreement; or (d) in cases where Seller is the Indemnified Party and Buyer or Assignee is the Indemnifying Party, any liability relating to the Obligations or any liability or obligation of Seller which is assumed by Buyer or Assignee pursuant to the terms of this Agreement.

               22.5.2. An Indemnified Party seeking indemnification hereunder shall promptly notify the Indemnifying Party of the assertion of any claim for indemnification under this Section 22.5. With respect to any claim
                                     ------------
made by a third party against which an Indemnified Party is seeking indemnification hereunder, the Indemnifying Party shall have the right, at its own expense, to participate in or assume control of the defense of such claim, and the Indemnified Party shall fully cooperate with the Indemnifying Party subject to reimbursement for actual out-of-pocket expenses incurred as the result of such request by the Indemnifying Party. If the Indemnifying Party does not elect either to assume control or otherwise participate in the defense of any third-party claim, the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such claim.

               22.5.3. All claims for breach of any representation or warranty under this Section 22.5, or the covenant contained in Section 5, made
                    ------------                               ----------
by any party must be asserted prior to the second anniversary of the final Closing Date, and except as otherwise provided herein, no party shall be entitled to indemnity under this Section 22.5 or other relief at law or in
                                 ------------
equity for any such claims asserted after that date; provided, however, that in
                                                     --------  -------
the case of income and other tax claims, notice may be given within the period of the applicable statute of limitations provided that neither party takes, nor permits to be taken, any action to extend such period of limitations without the other's written consent in advance. This Section 22.5.3 shall not impose any
                                          --------------
time limitation on the assertion of claims for breach of covenant made by any party or for claims for indemnification asserted by Buyer or Assignee against Seller based upon the assertion against Buyer or Assignee of a liability or obligation of Seller which is not assumed by Buyer or Assignee pursuant to

Section 1.6 or for claims for indemnification asserted by Seller against Buyer
-----------
or Assignee based upon the assertion against Seller of a liability or obligation of Seller which was assumed by Buyer or Assignee pursuant to this Agreement, including without limitation Section 1.6. Notwithstanding anything in this
                             -----------
Agreement to the contrary, including this Section 22.5, the indemnity obligations of Seller (but not Blue Shield) hereunder shall expire on the first annual anniversary of the Closing Date; provided, however, that the indemnity
                                        --------  -------
obligations of Blue Shield hereunder shall not so expire, but shall continue in accordance with the other terms of this Agreement.

               22.5.4. Notwithstanding anything in this Agreement to the contrary, including the provisions of this Section 22.5, no Indemnifying Party
                                           ------------
shall be obligated to indemnify an Indemnified Party pursuant to Section 22.5.1
                                                                 --------------
until the aggregate amount suffered or incurred by the Indemnified Party exceeds $75,000, and then only to the extent that the amount so suffered or incurred by the Indemnified Party is in excess of $75,000. The limitations on indemnification set forth in this Section 22.5.4 shall not be applicable to any
                                  --------------
claim for indemnification pursuant to Section 22.5.1, Section 22.5.1 or Section
                                              ------  -------------------------
22.5.1, or any claim for indemnification pursuant to Section 22.5.1 insofar as
------                                               --------------
such claim arises out of or is based upon Seller's failure to notify the Pennsylvania Departments of Revenues and/or Labor ten (10) days prior to the Closing, and/or to request and/or obtain a corporate clearance certificate. The liability of an Indemnifying Party to provide indemnification pursuant to
Section 22.5.1 of Buyer or Assignee, on the one hand, or Seller, on the other,
--------------
shall not exceed, in the aggregate for all claims, $1,342,000.

               22.5.5. Buyer, Assignee, Blue Shield and Seller further agree that the rights and obligations of the parties set forth in this Section
                                                                       -------
22.5 with respect to indemnification are and shall be the sole and exclusive
----
remedies of the parties hereto for any and all claims of the parties hereto arising under this Agreement (other than any claims arising under Section 20
                                                                  -----------
(Default; Termination) of this Agreement or under the Keystone Lease Amendment, the Working Capital Note or the Chadds Ford Note, which are not subject to the limitations herein), whether such claims are based on other sections of this Agreement or based on statutory or common law or otherwise. The parties hereby covenant and agree that they will bring no claim against the other hereunder except claims arising under Section 20 (Default; Termination) of this Agreement
                            -----------
or under the Keystone Lease Amendment, the Working Capital Note or the Chadds Ford Note, and such claims as may be made pursuant to this Section 22.5.
                                                           ------------

          22.6.        Right of Offset.  Buyer shall have the option of
                       ---------------
offsetting, against any or all installments of the Purchase Price owed under the Working Capital Note and/or the Chadds Ford Note or the Note (as that term is defined in the Asset Purchase Agreement) following either Closing, all or any part of any amounts for which Buyer is entitled to indemnification by Seller hereunder or under the indemnification provisions of Section 11.6 of the Asset
                                                     ------------
Purchase Agreement. Prior to exercising its right of offset, Buyer shall provide written notice to Seller of its intent to exercise such offset, specifying the amount to be offset. If the Seller disputes the amount being offset in a notice delivered to Buyer by Seller within ten (10) days of

Buyer's delivery of its written notice, Buyer shall deposit the disputed amount into escrow pending resolution of the dispute, pursuant to an escrow agreement reasonably satisfactory to Buyer and Seller.

          22.7.        KREDCO Closing Adjustments.  Upon the completion of the
                       --------------------------
Closing Balance Sheet, Seller shall pay Buyer an amount equal to any prepaid insurance premiums attributable to periods after the KREDCO Closing Date. Two
(2) days prior to the KREDCO Closing, Pennsylvania Blue Shield shall provide Seller with cash, through an increase in the line of credit with Blue Shield, in an amount sufficient to enable Seller to repay any outstanding overdrafts prior to the KREDCO Closing.


          SECTION 23.  MISCELLANEOUS

          23.1.        Time of the Essence.  Time, wherever mentioned herein,
                       -------------------
shall be of the essence of this Agreement.

          23.2.        Schedules and Exhibits.  Any and all schedules, exhibits
                       ----------------------
and financial statements referenced or incorporated herein are deemed to be a part of this Agreement and are binding and enforceable as to any terms contained therein. The submission of any information on a schedule, exhibit or financial statement shall constitute a representation by the party providing such schedule, exhibit or financial statement of the truth, correctness and completeness of all information set forth therein. The disclosures in the schedules hereto shall relate only to the representations and warranties to which they expressly refer and to no other representation or warranty in this Agreement unless such schedule contains an appropriate cross-reference, in which case such disclosure shall be deemed to be made on all schedules containing the cross-reference. In the event of any inconsistency between the statements made in the body of this Agreement and those contained on a schedule (other than an expressed exception to a specifically-identified statement), those in this Agreement shall control.

          23.3.        Effect and Construction of this Agreement.  This
                       -----------------------------------------
Agreement and the schedules, exhibits and financial statements referenced or incorporated herein embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions are for convenience only and will not control nor affect the meaning or construction of the provisions of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which counterparts together shall be deemed to be one and the same instrument.

          23.4.        Cooperation.  Subject to the terms and conditions herein
                       -----------
provided, each of the parties hereto shall use its respective commercially reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

          23.5.        Notices.  All notices and other communications required
                       -------
or permitted hereunder shall be in writing and shall be deemed to be properly given when delivered in the manner set forth in the Asset Purchase Agreement.

          23.6.        Amendment, Waiver, Discharge, etc.  This Agreement may
                       ---------------------------------
not be released, discharged, abandoned, amended, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized officers or representatives in compliance with applicable law. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

          23.7.        Number of Days.  Except as otherwise provided herein, in
                       --------------
computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if
                                                    --------  -------
the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

          23.8.        Rights of Persons Not Parties.  Nothing contained in
                       -----------------------------
this Agreement shall be deemed to create rights in persons or entities not parties hereto, other than the successors and permitted assigns of the parties hereto.

          23.9.        Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to that state's conflict of laws provision. Any action or proceeding in connection with this Agreement may be commenced in state or Federal court in Pennsylvania.

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the date first above written.

                              SELLER:

                              KEYSTONE REAL ESTATE DEVELOPMENT
                              COMPANY, INC.


                              By:    ____________________________

                              Title: ____________________________


                              BUYER:

                              NOBEL EDUCATION DYNAMICS, INC.


                              By:    ____________________________

                              Title: ____________________________

                              ASSIGNEE:

                              BLUEGRASS REAL ESTATE COMPANY, INC.


                              By:    ____________________________

                              Title: ____________________________

                              MEDICAL SERVICE ASSOCIATION OF
                              PENNSYLVANIA, d/b/a/ Pennsylvania
                              Blue Shield


                              By:    ____________________________

                              Title: ____________________________

                             INDEX OF DEFINED TERMS

Agreement..................................................................  1
Annual Statements.........................................................  27
Asset Purchase Agreement...................................................  1
Assignee...................................................................  1
Audubon Land...............................................................  2
Audubon Leasehold Estate...................................................  1
Blue Shield................................................................  1
Business Closing...........................................................  3
Business...................................................................  1
Buyer......................................................................  1
Buyer's Balance Sheet Date................................................  36
Buyer's Transaction Documents.............................................  34
Carefree...................................................................  1
Cash Payment...............................................................  8
Center.....................................................................  3
Chadds Ford Assumed Liabilities............................................  7
Chadds Ford Center.........................................................  1
Chadds Ford Closing........................................................  3
Chadds Ford Debt...........................................................  9
Chadds Ford Project Contracts..............................................  7
Closing Balance Sheet.....................................................  12
Closings...................................................................  3
Code......................................................................  31
Contracts..................................................................  3
Deposit....................................................................  9
Effective Date.............................................................  1
Environmental Laws........................................................  31
Escrow Holder..............................................................  9
Evaluation Material.......................................................  21
Excluded Assets............................................................  4
Existing Center Deeds.....................................................  10
Existing Centers...........................................................  1
Existing Security Interests...............................................  11
Financial Statements......................................................  36
Ground Lease...............................................................  1
Hazardous Substance.......................................................  32
Indemnified Party.........................................................  41
Indemnifying Party........................................................  41
Keystone Lease............................................................  20
Keystone Lease Amendment...................................................  1
Keystone Ventures..........................................................  1
KREDCO Assumed Liabilities.................................................  6
KREDCO Closing.............................................................  3
KREDCO Closing Date.......................................................  12
KREDCO Omnibus Assignment..................................................  6
KREDCO Project Contracts...................................................  7
Land.......................................................................  3
Laws......................................................................  25
Long-Term Debt.............................................................  9


Obligations..............................................................  22
Omnibus Assignment........................................................  9
Permits..................................................................  26
Personalty...............................................................  11
Property..................................................................  4
Purchase Price............................................................  8
Seller....................................................................  1
Seller's Transaction Documents...........................................  24
Site......................................................................  3
Survey...................................................................  17
Survey Defect............................................................  17
Survey Defect Notice.....................................................  18
Taxes....................................................................  28
Working Capital Note......................................................  8

          The following is a summary of the schedules to the foregoing Agreement of Sale, which schedules have been omitted from this report. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.


1.   Schedule 1:    Property at 12/31/94
2.   Schedule 1.1.2:     Balance Sheet
3.   Schedule 1.4.1:     Business Records
4.   Schedule 1.6.1:     Form of KREDCO Omnibus Agreement
5.   Schedule 1.6.1(d):  KREDCO Project Contracts
6.   Schedule 1.6.2-1:   Form of Chadds Ford Omnibus Agreement
7.   Schedule 1.6.2-2:   Chadds Ford Project Contracts
8.   Schedule 2.1.2:     Form of Note
9.   Schedule 2.1.3:     Form of Note
10.  Schedule 2.1.4:     Long-Term Debt
11.  Schedule 2.2.1:     Form of Escrow Agreement
12.  Schedule 2.2.2(e):  Form of Opinion of Buyer's Counsel
13.  Schedule 2.2.3(a):  Form of Existing Center Deeds
14.  Schedule 2.2.3(b):  Form of Audubon Conveyance Document
15.  Schedule 2.2.3(c):  Form of Existing Center Bill of Sale
16.  Schedule 2.2.3(d):  Form of Seller's Affidavit
17.  Schedule 2.2.3(e):  Form of Chadds Ford Deed
18.  Schedule 2.2.3(f):  Form of Chadds Ford Bill
19.  Schedule 2.2.3(l):  Form of Opinion of Seller's Counsel
20.  Schedule 6.5:  Chadds Ford Plans and Specifications
21.  Schedule 10.2: Conflicting Agreements
22.  Schedule 10.3: Seller's Consents
23.  Schedule 10.7: Permits
24.  Schedule 10.9: Judgments and Litigation
25.  Schedule 10.10.1:   Annual Statements
26.  Schedule 10.12:     Material Adverse Changes Since the
     Balance Sheet Date
27.  Schedule 10.13.2:   Property Defects
28.  Schedule 10.15:     Excluded Project Contracts with
     Birmingham Township and Main Line Federal Savings Bank
29.  Schedule 10.26:     Insurance
30.  Schedule 10.28:     Facilities Relied Upon
31.  Schedule 13.3: Required Buyer's Consents